Exhibit 1.2

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

NEW ARTICLES OF ASSOCIATION

OF

ACAMBIS PLC

(Company No. 2863682)

(Adopted by Special Resolution passed on 11 May 2005)

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

NEW ARTICLES OF ASSOCIATION

of

ACAMBIS PLC

(Adopted by Special Resolution passed on 11 May 2005)

DEFINED TERMS AND INTERPRETATION

1	Definitions

In these Articles the following words bear the following meanings save where otherwise specified or where the context otherwise requires:

the “1985 Act”	the Companies Act 1985 including any modification or re-enactment of it for the time being in force;

the “1989 Act”	the Companies Act 1989 including any modification or re-enactment of it for the time being in force;

“Affiliate”	with respect to any person, any other person who, directly or indirectly, controls, is controlled by or is under common control with the first person; for the purposes of this definition “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

“Articles”	the articles of association of the Company as amended from time to time;

“Auditors”	the auditors for the time being of the Company;

“Board” or “Board of Directors”	the board of directors for the time being of the Company;

“clear days”	in relation to the period of a notice, that period,

excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take or is deemed to take effect;

“certificated”	in relation to a share, a share which is recorded in the register as being held in certificated form;

“Chairman” and “Vice Chairman”	any person who is generally elected as chairman or vice-chairman to the Board of Directors or any person elected as such to preside at a particular meeting or meetings of the Board;

“communication”	as defined in the Electronic Communications Act 2000;

“Company”	Acambis plc;

“CREST”	the relevant system operated by CRESTCo. Limited in accordance with the terms of the Regulations, which enables title to shares or other securities to be evidenced and transferred without a written instrument;

“Directors”	the directors, for the time being, of the Company or (where the context so requires) those of such directors present at a duly convened meeting of the directors of the Company, or a committee thereof, at which a quorum is present;

“electronic communication”	means the same as in the Electronic Communications Act 2000;

“executed”	includes, in relation to a document, execution under hand or under seal or by any other method of execution permitted by law;

“Group”	the Company and any subsidiary or subsidiary undertaking, for the time being, of the Company;

“holder” or “member”	in relation to a share or shares, the person whose name is entered in the register of members as the holder of that share or shares;

“Listing Rules”	the rules of the UK Listing Authority from time to time;

“London Stock Exchange”	London Stock Exchange Plc;

“month”	calendar month;

“office”	the registered office, for the time being, of the Company;

“paid”	paid up or credited as paid;

“register of members”	the register of members to be kept pursuant to section 352 of the 1985 Act;

the “Regulations”	the Uncertificated Securities Regulations 2001 including (i) any enactment or subordinate legislation which amends or supersedes those Regulations and (ii) any applicable rules made under those Regulations or under any such enactment or subordinate legislation for the time being in force;

“seal”	the common seal (if any) of the Company;

“Secretary”	any person appointed by the Directors to perform the duties of the Secretary of the Company, including (subject to the provisions of the Statutes) an assistant or deputy Secretary and, where two or more persons are appointed to act as joint secretaries, including any one of those persons;

“securities seal”	an official seal kept by the Company by virtue of section 40 of the 1985 Act;

“Statutes”	the 1985 Act, the 1989 Act and every other statute (including any orders, regulations or other subordinate legislation made thereunder including the Regulations) for the time being in force concerning companies and affecting the Company;

“subsidiary” or “subsidiary undertaking”	as defined in the 1985 Act;

“transfer office”	the place where the register of members is situate for the time being;

“uncertificated”	means in relation to a share, a share title to which is recorded in the register as being held in uncertificated form and title to which, by virtue of the Regulations, may be transferred by means of a relevant system;

“United Kingdom”	Great Britain and Northern Ireland;

“UK Listing Authority”	the Financial Services Authority acting as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000; and

“year”	calendar year.

2	Interpretation

In these Articles:

2.1	save as aforesaid and unless otherwise specified, or the context otherwise requires, words or expressions bear the same meaning as in the 1985 Act or the 1989 Act (the definitions in the 1989 Act to prevail where such definitions supersede or conflict with those in the 1985 Act) and the Regulations;

2.2	the expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000;

2.3	the expression “Managing Director” shall include “Chief Executive”;

2.4	the expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”;

2.5	all of the provisions of these Articles as are applicable to paid-up shares shall apply to stock and the words “share” and “shareholder” shall be construed accordingly;

2.6	references to writing include references to typewriting, printing, lithography, photography and any other basis of representing or reproducing words in a legible and non-transitory form;

2.7	a reference to any statute or provision of a statute includes a reference to any statutory modification or re-enactment of it for the time being in force;

2.8	references to the execution of an electronic communication include references to its being executed by such means as the Board may from time to time approve (including for the purpose of establishing the authenticity or integrity of the communication). Except insofar as these Articles expressly require a communication to be in writing, any electronic communication purporting to contain a copy of a document need not be in writing provided that it faithfully and intelligibly reproduces all the relevant information given in writing in the document. References to anything given, sent or received by, or contained in, an electronic communication include references to its being published on a web site and such publication being notified (by electronic communication or otherwise) to the relevant person in such manner that, where relevant, that person would be deemed to have notice of it, and access on the web site to it, for at least the duration of any relevant period of notice or availability prescribed by these Articles or by the Statutes;

2.9	unless otherwise specified or the context otherwise requires:

2.9.1	words in the singular include the plural, and vice versa;

2.9.2	words importing any gender include all genders; and

2.9.3	a reference to a person includes a reference to a body corporate and to an unincorporated body of persons; and

2.10	the headings are inserted for convenience only and do not affect the construction of these Articles;

2.11	a special or extraordinary resolution shall be effective for any purpose for which an ordinary or extraordinary resolution is expressed to be required under any provision of these Articles; and

2.12	unless otherwise defined in these Articles, words and expressions shall have the same meaning as given to them by the Statutes in force when these Articles are adopted. The expressions “Operator”, “Operator Instruction”, “participating issuer”, “participating security” and “relevant system” have the same meaning as in the Regulations.

3	Exclusion of Table A

No regulations contained in any statute or subordinate legislation, including the regulations contained in Table A in the Companies (Tables A to F) Regulations 1985 (as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 and as further amended by the Companies Act 1985 (Electronic Communications) Order 2000) shall apply as the regulations or articles of association of the Company.

SHARE CAPITAL

4	Share Capital

The share capital of the Company at the date of adoption of these Articles is £14,000,000 divided into 140,000,000 Ordinary Shares of £0.10 each.

5	Rights attaching to shares

Subject to the provisions of the Statutes, and without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Directors may determine).

6	Redeemable shares

Subject to the provisions of the Statutes, the Company may issue shares on the terms that they are, or are to be liable, to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles save that the date on or by which, or dates between which, any such shares are to be or may be redeemed may be fixed by the Directors (and if so fixed the date or dates must be fixed before the shares are issued).

7	Directors’ authority to allot

Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and to any resolution of the Company in general meeting passed pursuant to the Statutes or these Articles, the Directors shall have general and unconditional authority to: (i) allot (with or without conferring a right of renunciation), grant options over, or rights to subscribe for, dispose of or otherwise deal with all unissued shares (whether forming part of the original or any increased capital); (ii) dispose of or otherwise deal with all shares held by the Company as treasury shares; and (iii) convert any security into shares, in each case to such persons, at such times and on such terms as they think proper provided that no share shall be issued at a discount.

8	Payment of commissions and brokerage

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or by the grant of an option to call for an allotment of shares or by a combination of these methods of payment. The Company may also on any issue of shares, or sale of shares (if, immediately before such sale, the shares were held by the Company as treasury shares), pay such brokerage as may be lawful.

9	Recognition of trusts

The Company shall be entitled, but shall not be bound, to recognise in such manner and to such extent as it may consider fit any trust in respect of any of the shares of the Company. Notwithstanding any such recognition, the Company shall not be bound to see to the execution, administration or observance of any trust, whether express, implied or constructive, in respect of any shares of the Company and shall be entitled to recognise and give effect to the acts and deeds of the registered holders of such shares as if they were the absolute owners thereof. For the purpose of this Article “trust” includes any right in respect of any shares of the Company other than an absolute right thereto in the holder thereof for the time being or such other rights passing by death, bankruptcy or otherwise by operation of law as are mentioned in these Articles.

10	Renunciation of shares

The Directors may at any time after the allotment of any share but before any person has been entered in the register of members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may afford to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit.

UNCERTIFICATED SHARES

11	Shares may be held in uncertificated form

Nothing in these Articles shall preclude any share or other security of the Company from being issued, held, registered, converted, transferred or otherwise dealt with in uncertificated form in accordance with the Regulations and any rules or requirements laid down from time to time by CREST or any other relevant system operated pursuant to the Regulations.

12	Procedure in relation to uncertificated shares

In relation to any share or other security which is in uncertificated form, these Articles shall have effect subject to the Regulations and, so far as is consistent with them, to the following provisions:

12.1	the Company shall not be obliged to issue a certificate evidencing title to shares and all references to a certificate in respect of any shares or securities held in uncertificated form in these Articles shall be deemed inapplicable to such shares or securities but shall be interpreted as a reference to such form of evidence of title to uncertificated shares or securities as the Regulations prescribe or permit;

12.2	the registration of title to and transfer of any such shares or securities shall be effected in accordance with the Regulations and there shall be no requirement for a written instrument of transfer;

12.3	a properly authenticated dematerialised instruction given in accordance with the Regulations shall be treated as effective in accordance with the Regulations;

12.4	any communication required or permitted by these Articles to be given by a person to the Company may be given in accordance with and in any manner (whether or not in writing) prescribed or permitted by the Regulations;

12.5	where any provisions of these Articles are inconsistent in any respect with the terms of the Regulations:

12.5.1	the Regulations will be treated as effective in accordance with their terms; and

12.5.2	the Directors shall have power to implement such procedures as they may think fit and as may accord with the Regulations for the recording and transferring of title to shares and securities in uncertificated form and for the regulation of those proceedings and the persons responsible for or involved in their operation.

13	Directors may elect for shares to be traded in uncertificated form

The Directors shall have specific powers to elect, without further consultation with the holders of any shares or securities of the Company (except where such shares or securities are constituted by virtue of some other Deed, document or other source) that any single or all classes of shares and securities of the Company become capable of being traded in uncertificated form, in accordance with the Regulations, on CREST or on any other Operator of a relevant system.

VARIATION OF RIGHTS

14	Procedure for variation

14.1	Subject to the provisions of the Statutes, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may be varied or abrogated, either while the Company is a going concern or during or in contemplation of a winding up:

14.1.1	in such manner (if any) as may be provided by those rights; or

14.1.2	in the absence of any such provisions, with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held by the Company as treasury shares) or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise. To every such separate meeting the provisions of Article 105 shall apply.

14.2	The provisions of this Article 14 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights of which are to be varied.

15	Matters constituting a variation of rights

Unless otherwise expressly provided by the rights attached to any shares, those rights shall be deemed to be varied by the creation or issue of further shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by the first-mentioned shares but shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or subsequent to them or the purchase or redemption by the Company of its own shares in accordance with the Statutes and Articles 6 and 20.

ALTERATION OF CAPITAL

16	Increase of share capital

The Company may by ordinary resolution increase its share capital by a sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and these Articles.

17	Consolidation, sub-division and cancellation

17.1	The Company may by ordinary resolution:

17.1.1	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

17.1.2	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association and determine that, as between the shares resulting from such a sub-division, any of them may have any such preference or advantage or restriction as compared with the others as the Company has power to attach to unissued or new shares upon the allotment thereof; and

17.1.3	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

17.2	Fractional entitlements

17.2.1	Whenever as a result of a consolidation and division or sub-division of shares any member would become entitled to a fraction of a share, the Directors may on behalf of such member deal with such fraction in such a way as they shall determine. In particular, the Directors may (treating holdings of a member of uncertificated shares and certificated shares of the same class as if they were separate holdings, unless the Directors decide otherwise) sell to any person (including, subject to the provisions of the Statutes, the Company) the shares represented by the fractions for the best price reasonably obtainable, and distribute the net proceeds of sale (subject to retention by the Company of amounts not exceeding £3) in due proportion among those members. For the purpose of giving effect to such sale the Directors may authorise some person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser thereof. The transferee shall not be bound to see to the application of the consideration nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

17.2.2	Subject to the provisions of the Statutes, the Directors may also allot or issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before such consolidation and division or sub-division, as the case may be). If shares are allotted or issued pursuant to this Article, the amount required to pay up those shares may be capitalised as the Directors think fit out of amounts standing to the credit of the Company’s reserve accounts (including a share premium account, capital redemption reserve or other undistributable reserve), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Directors capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to Article 205. In relation to the capitalisation the Directors may exercise all the powers conferred on them by Article 205 without an ordinary resolution of the Company. The exercise by the Directors of the powers contained in this Article 17.2.2 shall not amount to the variation, modification or abrogation of the rights attaching to any share or class of share in the capital of the Company.

18	Conversion into stock

18.1	The Company may by ordinary resolution convert any paid up shares (excluding any shares held as treasury shares) into stock of the same class as the shares which shall be so converted and re-convert any stock into paid up shares of the same class and of any denomination.

18.2	A holder of stock may transfer it or any part of it in the same manner, and subject to the same provisions of these Articles, as would have applied to the shares from which the stock arose if they had not been converted, or as near thereto as circumstances admit, but the Directors may fix the minimum amount of stock transferable at an amount not exceeding the nominal amount of any of the shares from which the stock arose and direct that fractions of that minimum shall not be transferred, but with power at their discretion to waive such rules in any particular case.

18.3	A holder of stock shall, according to the amount of the stock held by him, have the same rights as if he held the shares from which the stock arose: provided that no such right (except participation in dividends and in the assets of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that right.

19	Reduction in share capital

Subject to the provisions of the Statutes and to any rights attaching to any shares, the Company may by special resolution reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any manner.

20	Purchase of own shares

20.1	Subject to the provisions of the Statutes and the Listing Rules and to the rights attaching to existing shares, the Company may purchase, or enter into a contract under which it will or may purchase its own shares, including but not limited to redeemable shares, but, if the issued share capital of the Company is divided into more than one class, not unless the purchase or the entering into of such contract has been sanctioned by an extraordinary resolution passed at a separate meeting of the holders of any class of shares carrying rights to convert into, exchange or subscribe for the shares which are proposed to be purchased.

20.2	In relation to any such purchase as is referred to in Article 20.1 above, neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any particular manner as between the holders of the shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital attached to any class of shares.

SHARE CERTIFICATES

21	Entitlement to share certificates

21.1	Subject to the Statutes and Article 21.2 below, every holder of shares who is entered on the register of members (other than a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of whom the Company is not required by law to complete and have ready a certificate) shall be entitled without payment to a certificate for all the shares of each class held by him:

21.1.1	in the case of issue, within one month (or such longer period as the terms of issue shall provide, being no longer than two months) after allotment;

21.1.2	in the case of a transfer of shares, within five business days after lodgement of a transfer;

21.2	Every holder of shares who is entered on the register of members (other than a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of whom the Company is not required by law to complete and have ready a certificate) shall be entitled (upon payment of such reasonable charge (if any) for every certificate after the first as the Directors shall from time to time determine) to several certificates, each for one or more of his shares of any one class provided that the Company shall not be bound to register more than four persons as the joint holders of a share and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate for each class of share so held and delivery of a certificate to one of such persons shall be deemed sufficient delivery to all. Every such certificate shall specify the number and class of shares, debentures or other securities to which it relates and the amount paid up thereon. No certificate shall be issued representing shares, debentures or other securities of more than one class.

22	Sealing or signing of certificates

Every certificate for shares, warrants, debentures or other securities of the Company and every certificate relating to a participation in an employees’ share scheme shall (except to the extent that the terms and conditions for the time being relating thereto and the Statutes and the rules of the London Stock Exchange otherwise provide) (a) be issued under the seal or under a securities seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or (b) bear the signature of one Director or the Secretary or a person authorised to sign the certificate on behalf of the Company, provided that the Directors may by resolution determine, either generally or in any particular case or cases, that any such signature shall be affixed by some method or system of mechanical signature.

23	New certificates for remaining balance of shares

Where a member transfers some only of the shares comprised in a share certificate, the old certificate shall be surrendered up and cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

24	Single certificates

Any two or more certificates representing shares of any one class held by any member may, at his request and upon his surrendering up such certificates to the Company, be cancelled and a single new certificate for all such shares issued in lieu at a reasonable charge.

25	Multiple certificates

If any member shall surrender up for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request at a reasonable charge.

26	Damaged or lost share certificates

If a share certificate shall be damaged, defaced, worn out, or alleged to have been lost, stolen or destroyed, it may be replaced by a new certificate on request subject to (in the case of damage, defacement or wearing out) delivery up of the certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions (if any) as to evidence and indemnity as the Directors think fit. Any such replacement certificate shall be issued without charge save that, in the case of alleged loss, theft or destruction, the person to whom a new certificate is issued shall pay to the Company any exceptional out of pocket expenses incidental to the investigation of evidence of loss, theft or destruction and the preparation of the requisite form of indemnity.

27	Requests may be made by any joint holder

In the case of shares held jointly by several persons any such request relating to Articles 23 to 26 may be made by any one or more of the joint holders.

28	Uncertificated shares

Notwithstanding the terms of Articles 21 to 26, where, in accordance with the terms of Article 11 to 13, any shares or other securities of the Company are issued, transferred, registered or otherwise dealt with in uncertificated form, any references in these Articles requiring title to shares or other securities to be evidenced by or transferred by reference to share certificates or any other form of written instrument shall not apply and the holding, transfer, recording of title to and registration of uncertificated securities issued by the Company will be governed by reference to the provisions of Article 12.

LIEN

29	Lien on any shares other than fully-paid up shares

The Company shall have a first and paramount lien on every share, other than fully paid-up shares for all amounts payable at a fixed time or called in respect of that share. The lien shall apply (a) notwithstanding that those debts and liabilities have been incurred before or after notice to the Company of any interest of any person other than such member; (b) whether or not the period or time for the payment or discharge of the same shall have actually arrived; and (c) notwithstanding that the same are joint debts or liabilities of such member, or his estate, and any other person, whether a member of the Company or not. The Company’s lien (if any) on a share shall extend to all dividends and other payments or distributions payable or distributable thereon or in respect thereof. The Directors may at any time either generally or in a particular case waive any lien which has arisen and declare any share to be wholly or in part exempt from the provisions of this Article.

30	Notice of sale of lien shares

The Company may sell, in such manner as the Directors determine, any shares on which the Company has a lien if an amount in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been given to the holder of the share, or the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, which notice must state the amount of payment due, demand payment and state that if the notice is not complied with the shares may be sold.

31	Enforcing lien by sale

To give effect to the sale the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and in the case of a share in uncertificated form, the Directors may take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer. The title of the transferee to the share shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

32	Application of proceeds of sale

The net proceeds of the sale, after payment of the costs of sale, shall be applied in payment of so much of the amount for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of any certificate for the share sold or the provision of an indemnity as to any lost or destroyed certificate required by the Directors in the case of a share in certificated form, and subject to a like lien for any amount not presently payable as existed upon the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES AND FORFEITURE

33	Calls

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of an amount due under it, be revoked in whole or in part and payment of a call may be postponed in whole or part. Subject to the terms of allotment, the Directors may differentiate between the holders in the amounts and times of payment of calls on their shares.

34	Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

35	Calls on joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it and any one of such persons may give an effectual receipt for any return of capital payable in respect of such share.

36	Interest

If a call remains unpaid after it has become due and payable the person from whom it is due shall pay interest on the amount unpaid, from, and including, the day it became due and payable until it is paid. The rate of interest shall be fixed by the terms of allotment of the shares in question or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by Section 107 of the 1985 Act), together with all costs, charges and expenses which may have been incurred by the Company by reason of such non-payment. The Directors may waive payment of the interest or such costs, charges and expenses wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles by a holder of shares may be exercised by the holder of any share so long as any such amount or any interest, costs, charges or expenses payable in accordance with these Articles 33 to 37 in relation thereto, remains unpaid.

37	Sums due on allotment to be treated as calls

An amount payable in respect of a share on allotment or issue at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid these Articles shall apply as if that sum has become due and payable by virtue of a call.

38	Payment of calls in advance

The Directors may receive from any member willing to advance it all or any part of the amount unpaid on the shares held by him (beyond the sums actually called up) as a payment in advance of calls, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay interest on the amount so received, or so much of it as exceeds the sums called up on the shares in respect of which it has been received, at such rate as the member and the Directors agree; but a payment in advance of a call shall not entitle the holder of the shares to participate in respect of the payment of a dividend declared after such payment in advance but before the call to any greater extent than he would if the payment in advance had not been made.

39	Notice of forfeiture

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due, or the person entitled to the share in respect of which the call was made in consequence of the death or bankruptcy of the holder or by operation of law, not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and all costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

40	If notice not complied with shares may be forfeited

If the notice of forfeiture is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all amounts (including dividends) payable in respect of the forfeited shares and not paid before the forfeiture.

The Directors may accept the surrender of any share liable to be forfeited hereunder and in such case reference in these Articles to forfeiture shall include surrender.

41	Notice of forfeiture

Once a share has been forfeited the Company shall give notice to the person who was before the forfeiture the holder or person entitled to the share in consequence of the death or bankruptcy of the holder or by operation of law, but no forfeiture shall be invalidated by an omission to give such notice. An entry of the fact and date of forfeiture shall be made in the register.

42	Dealing with forfeited shares

Subject to the provisions of the Statutes, a forfeited share together with all the rights attaching thereto shall be deemed to be the property of the Company and may be sold or otherwise disposed of within three years of such forfeiture on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Directors may authorise someone to execute an instrument of transfer of the share to that person. The Company may receive the consideration (if any) for the share on its disposal and may register the transferee as the holder of the shares. Any forfeited share not disposed of in accordance with this Article within three years from the date of its forfeiture shall be cancelled in accordance with the Statutes.

43	Power to annul forfeiture

The Directors may at any time, before any share so forfeited shall have been cancelled or sold or otherwise disposed of, annul the forfeiture upon payment of all calls and interest due upon and costs, charges and expenses incurred in respect of the share and upon such further terms and conditions as the Directors determine.

44	Forfeiting person shall cease to be a member but remain a debtor

A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation any certificate for the shares forfeited but shall remain liable to the Company for all amounts (including costs, charges and expenses) which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those amounts before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in Section 107 of the 1985 Act) from the date of forfeiture until payment, but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

45	Validity of sale after enforcing lien or after forfeiture

A statutory declaration by a Director or the Secretary that a share has been forfeited or sold by way of enforcement of a lien on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration together with the receipt of the Company for the consideration (if any)

given for the share on the sale or disposal thereof and any share certificate delivered to a purchaser or allottee thereof in the case of a certificated share shall (subject to the execution of an instrument of transfer if necessary, in the case of a certificated share) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

46	Method of transfer of certificated shares

Subject to these Articles, all transfers of certificated shares shall be effected by instrument in writing in any usual form, or in any other form which the Directors may approve, and shall be executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee.

47	Method of transfer of uncertificated shares

Title to any shares or other securities in uncertificated form shall be transferred in accordance with the terms of Article 12, and any references contained in these Articles in relation to the execution of any instrument of transfer or the registration of any transfer of shares or other securities of the Company in uncertificated form, shall be read in accordance with the terms of Article 12.

48	When the transferee becomes the holder

The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register of members in respect thereof.

49	Right to refuse registration of certificated shares

49.1	Subject to Articles 106 to 111 the Directors may, in their absolute discretion and without giving any reason therefore, refuse to register the transfer of a certificated share which is not fully paid but shall not be bound to specify the grounds upon which such registration is refused provided that, where any such shares are admitted to the Official List of the UK Listing Authority, such a refusal would not prevent dealings in the shares of that class taking place on an open and proper basis.

49.2	Subject to Articles 106 to 111, the Directors may refuse to register a transfer of a certificated share or a renunciation of a renounceable letter of allotment, whether or not fully paid, unless the instrument of transfer:

49.2.1	is lodged, duly stamped or adjudged or certified as not chargeable to stamp duty, at the transfer office or at such other place as the Directors may appoint and (except in the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or a recognised investment exchange where a certificate has not been issued in respect of the share, or in the case of a renunciation) is accompanied by the certificate(s) for the share(s) to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or the person renouncing to effect the renunciation (and, if the instrument of transfer or renunciation is executed by some other person on his behalf, the authority of that person so to do);

49.2.2	is in respect of only one class of share; and

49.2.3	is in favour of not more than four transferees or renouncees;

provided that the Directors shall not exercise the powers contained in this Article 49 where such exercise would disturb the market in the shares.

50	Refusal to register transfer of uncertificated shares

The Directors may refuse to register the transfer of an uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form in accordance with the Regulations to the extent that the Company is permitted to do so by the Regulations and the requirements of the relevant system concerned provided that, where the uncertificated shares are admitted to the Official List of the UK Listing Authority, such a refusal would not prevent dealings in the shares of that class taking place on an open and proper basis.

51	Notice of refusal

If the Directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the Company (in the case of a certificated share) or the date on which the Operator Instruction was received by the Company (in the case of an uncertificated share) send to the transferee notice of the refusal.

52	Suspension of registration

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Directors may determine. Any closing of the register of members shall be notified in accordance with the Statutes and, unless otherwise permitted by the Regulations, no register relating to participating securities may be closed without the consent of the Operator of the relevant system.

53	No fee for registration

No fee shall be charged for the registration of any instrument of transfer or the renunciation of a renounceable letter of allotment or other document relating to or affecting the title to any share.

54	Retention of instrument of transfer

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall (except in the case of fraud or where any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

55	Persons recognised as having title

If a member dies the survivor, or survivors where he was a joint holder, or his personal representative where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing in this Article shall release the estate of a deceased member from any liability in respect of any share which had been solely or jointly held by him.

56	Election of persons entitled to a share by transmission

A person becoming entitled to a share in consequence of the death or bankruptcy of a member, or otherwise by operation of law, may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect.

57	How to transfer entitlement to a share by transmission to a nominee

If a person becomes entitled to a certificated share by death or bankruptcy or otherwise by operation of law and he elects to have another person registered as a member he shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of certificated shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member or other event giving rise to a transmission of that share by operation of law had not occurred. If a person has become entitled to an uncertificated share by death or bankruptcy or otherwise by operation of law and he elects to have another person registered as a member he shall procure that instructions are given by means of a relevant system to effect transfer of the share to that person; or he shall change the share to a certificated share and execute an instrument of transfer of the share to that person in accordance with these Articles.

58	Directors’ notice requiring election

The Directors may give notice requiring a person to make the election referred to in Article 56 and if that notice is not complied with within sixty clear days the Directors may thereafter withhold payment of all dividends and other amounts payable in respect of such share until the election has been made.

59	Rights of person becoming entitled by transmission

Where a person becomes entitled to a share in consequence of the death or bankruptcy of a member, or otherwise by operation of law, the rights of the holder in relation to that share shall cease. The person who has thus become entitled to the share shall, subject to Articles 56 and 201 and upon such evidence being produced as the Directors may require, have the rights to which he would be entitled if he were the holder of the share (whose rights in relation to such share shall cease), except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any general meeting of the Company or at any separate meeting of the holders of any class of shares.

UNTRACED MEMBERS

60	Entitlement to sell shares of untraced members

The Company shall be entitled to sell in such manner and for such price as the Directors think fit any share held by a member, or any share to which a person is entitled by death or bankruptcy or otherwise by operation of law, if:

60.1	for a period of six years before the giving of notices pursuant to Article 60.3 (or if given on different dates the earlier or earliest thereof) no cheque, order or warrant for amounts payable in respect of the share, sent and payable in a manner authorised by these Articles, has been cashed by the member or person entitled by death or bankruptcy or otherwise by operation of law to the share and, so far as the Directors are aware, no communication in respect of the share has been received by the Company from such member or person and no such amount has been claimed by the person entitled to it;

60.2	during that period at least two dividends (whether interim or final) in respect of the share have become payable;

60.3	the Company has, after the expiration of that period, by advertisement in both a national daily newspaper published in the United Kingdom and in a newspaper circulating in the area of the last known address to which cheques, orders or warrants were sent or the address at which service of notices may be effected in the manner authorised by these Articles is located, and by notice to the Quotations Department of the London Stock Exchange if shares of the class concerned are listed or dealt in on that exchange, given notice of its intention to sell such share; and

60.4	the Company has not during the further period of three months after the date of the advertisements referred to in Article 60.3 or of the last of the two advertisements to be published if they are published on different dates and prior to the sale of the share received any communication in respect of the share from the member or person concerned.

61	Company entitlement to sell additional shares of untraced members

The Company shall also be entitled to sell in the manner provided for in this Article, any share (“additional share”) issued during the said period or periods of six years and three months by way of rights attached to any share to which Article 60 applies or by way of rights attached to any share issued during either of such periods, provided that the requirements of Article 60.1 (but modified to exclude the words “for a period of six years before the giving of notice pursuant to Article 60.3 (or if given on different dates the earlier or earliest thereof)”), 60.3 (but modified to exclude the words “after the expiration of that period”) and 60.4 are satisfied in respect of such additional share.

62	Process of sale for certificated shares of untraced members

To give effect to a sale of any certificated share pursuant to Articles 60 and 61, the Directors may appoint any person to execute an instrument of transfer of the share and may enter the name of the transferee in respect of the transferred shares in the register of members notwithstanding the absence of any share certificate being lodged in respect thereof, and the instrument shall be as effective as if it had been executed by the holder of, or person entitled by death, bankruptcy or otherwise by operation of law to, the share.

63	Process for sale of uncertificated shares of untraced members

To give effect to a sale of any uncertificated share pursuant to Articles 60 and 61 the Directors may, subject to the Regulations and the facilities and requirements of the relevant system concerned, take such steps or issue such instructions (including the giving of directions to or on behalf of the holder who shall be bound by them) as it thinks fit to effect any sale of shares pursuant to these Articles.

64	Obligations of transferee

The transferee shall not be bound to see to the application of the consideration nor shall his title be affected by any irregularity or invalidity in the proceedings in reference to the sale.

65	Net proceeds

The net proceeds of sale shall belong to the Company which shall be indebted to the former member or other person previously entitled to the share, but no trust shall be created and no interest shall be payable in respect of the proceeds of sale. The Company shall enter the name of such former member or other person in the book of the Company as a creditor for the amount of the proceeds of sale. The Company shall not be required to account for any money earned on the net proceeds which may be employed in the business of the Company or invested in such investment (other than shares in any company in the Group) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

66	Destruction includes disposal in any manner

References in Articles 67 to 70 to the destruction of any document include references to the disposal of it in any manner.

67	Documents which may be destroyed

Within the following periods or after such shorter period as the Directors shall determine, provided a permanent copy thereof is retained by microfilming or other similar means and not destroyed before the relevant dates set out below, the Company may destroy:

67.1	any instrument of transfer (including a document constituting the renunciation of an allotment of shares) at any time after six years from the date on which it is registered;

67.2	any mandate for payment of dividends or other amounts or variation or cancellation of a mandate or a notification of change of name or address, at any time after two years from the date on which the mandate, variation, cancellation or notification is recorded or the date on which it is revoked or cancelled;

67.3	any share certificate which has been cancelled at any time after one year from the date of its cancellation;

67.4	any other documents on the basis of which any entry in the register of members has been made at any time after six years from the date of the first entry in the register of members in respect of it; and

67.5	any paid dividend, warrants and cheques at any time after the expiration of one year from the date of actual payment thereof.

68	Presumption of validity of destroyed documents

It shall conclusively be presumed in favour of the Company that:

68.1	every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

68.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

68.3	every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

68.4	every other document destroyed pursuant to this Article 68.4 was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company;

provided always that the foregoing provisions shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties thereto) to which the document might be relevant.

69	No liability on company for destruction

Nothing contained in Article 67 shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than any of the above periods or in any other circumstances which would not attach to the Company in the absence of this Article.

70	Destruction in relation to uncertificated shares

In Articles 67 and 68 reference to instruments of transfer shall include, in relation to uncertificated shares, Operator Instructions relating to the transfer of such shares in accordance with the Regulations and the relevant system concerned and the provisions of this Article shall apply to uncertificated shares only to the extent that the provisions are consistent with the Regulations and the requirements of the relevant system concerned.

GENERAL MEETINGS

71	Annual general meetings

An annual general meeting shall be held once in every calendar year, at such time (within a period of not more than 15 months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors.

72	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

73	Convening of extraordinary general meetings

73.1	The Directors may call extraordinary general meetings whenever they think fit. An extraordinary general meeting shall also be convened on such members’ requisition as is provided by section 368 of the 1985 Act. Within twenty-one days of receiving the requisition the Directors shall proceed to convene an extraordinary general meeting for a date not later than six weeks after receipt of the requisition, or in default, a meeting may be convened by the requisitionists as provided in the 1985 Act in the same manner as nearly as possible as that in which meetings are to be convened by Directors. At any meeting convened on such requisition or by such requisitionists no business shall be transacted except that stated by the requisition or (where the meeting is convened by the Directors) proposed by the Directors.

73.2	The provisions of this Article 73 shall apply if any general meeting is convened at, or adjourned to, more than one place.

74	Place of meetings and adjourned meetings

74.1	The notice of the meeting or adjourned meeting shall specify the place at which the chairman of the meeting shall preside (the “principal place”). The Directors may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. Members present in person or by proxy at satellite meeting places shall be counted in the quorum for and shall be entitled to vote at the general meeting in question, and that meeting shall be duly constituted and its proceedings valid, provided that the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure the following:

74.1.1	that all members attending at all the meeting places are able to participate in the business for which the meeting has been convened;

74.1.2	that all members attending at all the meeting places are able to hear and see all persons at all meeting places, by way of audio-visual communication equipment or otherwise; and

74.1.3	that all members attending at all the meeting places may be seen and heard by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

74.2	The Directors may, for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time, make such arrangements as they shall, in their absolute discretion, consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that the entitlement of a member to attend a meeting or adjourned meeting shall be satisfied by his being given the entitlement to attend at such place (fulfilling the conditions specified in Article 74.1) as may be specified by the Directors for the purposes of this Article 74. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held at the principal place.

74.3	If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given notwithstanding any other provision of these Articles.

75	Security

The Directors may make any arrangements and impose any restrictions they consider appropriate to ensure the security of a general meeting including, without limitation, the searching of a person (whether a member or not) attending the general meeting and placing restrictions on the items of personal property that may be taken into the venue for the general meeting. The Directors shall be entitled to refuse entry to a general meeting to any person (whether a member or not) who refuses to comply with such arrangements or restrictions or eject from a general meeting any person who causes the proceeding to become disorderly.

NOTICE OF GENERAL MEETINGS

76	Length of notice for general meetings

Subject to the provisions of the Statutes, an annual general meeting and any extraordinary general meeting called for the passing of a special resolution or a resolution appointing or reappointing a person as a Director or, save as provided by the Statutes, a resolution of which special notice has been given to the Company, shall be called by at least twenty-one clear days’ notice, and all other extraordinary general meetings shall be called by at least fourteen clear days’ notice.

77	Contents and recipients of notices of general meetings

77.1	The notice shall:

77.1.1	specify the place, the date and the time of meeting and the general or special nature of business to be transacted;

77.1.2	if a meeting is an annual general meeting, specify the meeting as such;

77.1.3	if the meeting is convened to consider a special or an extraordinary resolution, state the intention to propose the resolution as such;

77.1.4	contain a statement with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company;

77.1.5	state the place where instruments of proxy are to be deposited if the Directors determine that place to be other than the office.

77.2	Notices shall be given to all members and to all persons entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law, other than such of them as, under the provisions of these Articles or the terms of allotment or issue of the shares they hold, are not entitled to receive notice from the Company, and to the Directors and Auditors.

77.3	The Directors may determine that persons entitled to receive notices of meetings are those persons entered on the register at the close of business on a day determined by the Directors, provided that, if the Company is a participating issuer, the day determined by the Directors may not be more than twenty-one days before the day that the relevant notice of the meeting is sent.

77.4	The notice of meeting may also specify a time (which, if the Company is a participating issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

78	Calling of a general meeting at short notice

78.1	A general meeting shall, notwithstanding that it has been called by shorter notice than that specified above, be deemed to have been duly called if it is so agreed:

78.1.1	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

78.1.2	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at that meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

78.2	The accidental omission to give notice of a meeting or, in cases where it is intended that it be sent out with the notice, an appointment of proxy or an invitation to appoint a proxy in accordance with Article 99, to, or the non-receipt of either by, any person entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

79	Postponement of general meetings

79.1	If the Directors in their absolute discretion decide that it is unreasonable or impracticable for any reason to hold a general meeting at the time or place specified in the notice of that meeting, it may postpone the general meeting to another time or place by placing notice of the revised time or place in at least two national newspapers in the United Kingdom without being required also to state the business to be transacted at such postponed meeting.

PROCEEDINGS AT GENERAL MEETINGS

80	Contents of Notice of special business

In the case of any general meeting, if any resolution is to be proposed as an extraordinary resolution or as a special resolution, the notice shall contain a statement to that effect.

81	Appointment of chairman

81.1	Any elected Chairman of the Board of Directors, or in his absence any elected Vice-Chairman, or in the absence of both of them some other Director nominated by the Directors, shall preside as chairman of the meeting, but if neither the Chairman nor the Vice-Chairman nor such other Director (if any) is present within l5 minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number present to be Chairman and, if there is only one Director present and willing to act, he shall be Chairman.

81.2	If no Director is willing to act as Chairman, or if no Director is present within l5 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be Chairman.

82	Entitlement to be present or speak

82.1	A Director shall, whether or not he is a member, be entitled to receive notice of and attend and speak at any general meeting and at any separate meeting of the holders of any class of shares.

82.2	The Chairman may invite any person to attend and speak at a general meeting who he considers to have appropriate experience or knowledge of the Company’s affairs to assist in the business being transacted at the meeting.

83	Quorum

83.1	No business other than the appointment of a Chairman shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum.

83.2	If a quorum is not present within 30 minutes of the time appointed for holding the meeting (or such longer time not exceeding one hour as the Chairman of the meeting may think fit to allow), or if during a meeting a quorum ceases to be present, the meeting, if convened by or on the requisition of the members, shall be dissolved. In any other case the meeting shall stand adjourned to such time and place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been specified, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the chairman may determine.

84	Adjournment of meetings

84.1	The Chairman may, with the approval of a meeting (being the approval of a majority in number of persons present and entitled to vote on a show of hands) at which a quorum is present (and shall if so directed by the meeting being the direction of a majority of such persons as aforesaid), adjourn the meeting from time to time and from place to place or for an indefinite period as the meeting shall determine.

84.2	Without prejudice to any other power which he may have under these Articles or at common law, the Chairman may, without the approval of a meeting at which a quorum is present, interrupt or adjourn the meeting from time to time and from place to place, or for an indefinite period, if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting, to give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

84.3	No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.

84.4	The quorum for an adjourned meeting shall be two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member. If a quorum is not present within ten minutes of the time appointed for holding the meeting (or such longer time not exceeding twenty minutes as the Chairman of the meeting may think fit to allow), or if during a meeting a quorum ceases to be present, the meeting shall be dissolved.

84.5	When a meeting is adjourned for l4 days or more, at least seven clear days’ notice shall be given specifying the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give notice of an adjournment.

84.6	The Directors may determine that persons entitled to receive notices of an adjourned meeting are those persons entered on the register at the close of business on a day determined by the Directors, provided that, if the Company is a participating issuer, the day determined by the Directors may not be more than twenty-one days before the day that the relevant notice of the meeting is sent.

84.7	The notice of an adjourned meeting may also specify a time (which, if the Company is a participating issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person so to attend or vote.

85	Show of hands and voting on a poll

85.1	A resolution put to the vote of a meeting shall be decided on a show of hands unless before the show of hands or immediately upon the declaration of the result thereof a poll is duly demanded. Subject to the provisions of the Statutes, a poll may be demanded:

85.1.1	by the Chairman; or

85.1.2	by not less than five members present in person or by proxy having the right to vote at the meeting; or

85.1.3	by a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

85.1.4	by a member or members present in person or by proxy holding shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

85.2	Unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

85.3	The demand for a poll may, before the poll is taken, be withdrawn with the consent of the Chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the poll is demanded before the declaration of the result of a show of hands and the demand is withdrawn, the meeting shall continue as if the demand has not been made.

86	Procedures for the taking of a poll

86.1	Subject to Article 86.2, a poll shall be taken in such manner (including the use of ballot or voting papers or tickets or electronic means) as the Chairman directs, and he may appoint scrutineers (who need not be members) and fix a time (not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded) and the place and method for declaring the result of the poll.

86.2	A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately and without adjournment. A poll demanded on any other question shall be taken either immediately or on such date and at such time and place as the Chairman directs, not being more than 30 days after the poll is demanded.

86.3	No notice need be given of a poll not taken immediately if the date on which and the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the date on which and time and place at which the poll is to be taken.

86.4	The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

86.5	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

86.6	On a poll, votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way, whether present in person or by proxy.

VOTES OF MEMBERS

87	Eligible number of votes on a show of hands and a poll

Subject to the Statutes and any rights or restrictions as to voting attached to any shares which have been issued or may for the time being be held, and to any suspension or abrogation of voting rights pursuant to these Articles, at every general meeting every member who, being an individual, is present in person or by proxy or being a corporation, is present by a duly authorised representative who is not himself a member entitled to vote, on a show of hands shall have one vote and on a poll shall have one vote for every share of which he is the holder.

88	Votes of joint holders

In the case of joint holders, any one of the joint holders may vote at any meeting, either personally or by proxy, in respect thereof as if he were solely entitled thereto, and if more than one of such joint holders be present at any meeting, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the register of members in respect of the relevant holding.

89	Votes of members incapable of managing their affairs

A member who is or becomes a patient within the meaning of Part VII of the Mental Health Act 1983 or in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder, may vote, on a show of hands or on a poll through any person authorised in that behalf by that court or official who may on a poll vote by proxy, subject to the Directors’ right to require evidence of the authority to vote. Evidence to the satisfaction of the Directors of the authority of the person claiming the right to vote shall be deposited at the office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

90	No voting where shares not fully paid

90.1	No member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, in respect of any share held by him or exercise any right as a member in relation to the meeting or poll, unless all calls or other amounts then payable by him in respect of that share have been paid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

90.2	No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, in respect of any share held by him which is subject to sanctions under Article 107.

91	Qualification and counting of votes

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or the error occurred. Subject to any objection made in due time, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid. Any objection made in due time shall be referred to the Chairman who shall decide whether a proper objection is of sufficient magnitude to affect the decision of the meeting and whose decision shall be final and conclusive.

92	Flexibility of voting where more than one vote

A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

93	Amendments to resolutions

93.1	No amendment or proposed amendment to any ordinary resolution shall be put to or voted upon by the members at any general meeting or adjourned general meeting unless the Company has received written notice of the amendment or proposed amendment and of the intention of the proposer to attend and propose it at least forty-eight hours before the time fixed for the general meeting. Notwithstanding that no such written notice shall have been given, the Chairman, in his absolute discretion, may accept or propose at any general meeting or adjourned general meeting amendments of a minor or formal nature or to correct a manifest error or which he may in his absolute discretion consider fit for consideration at the meeting.

93.2	If an amendment proposed to any resolution under consideration is ruled out of order by the Chairman, the proceedings on the resolution shall not be invalidated by any error in the ruling.

93.3	In the case of a resolution duly proposed as a special resolution or extraordinary resolution, no amendment thereto (other than an amendment which the Company is lawfully permitted to make) may in any event be considered or voted upon.

94	Members’ resolutions in writing

A resolution in writing executed by or on behalf of each member who would have been entitled to vote on it if it had been proposed at a general meeting at which he was present shall be as valid and effectual as if it had been passed at a general meeting duly convened and held, and may consist of several documents in the like form each executed by or on behalf of one or more members.

95	Chairman’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall be entitled to a casting vote in addition to any other vote to which he is entitled.

PROXIES

96	Form of proxies

An appointment of proxy shall be in any usual form or in any other form which the Directors may approve. An appointment of proxy in writing shall be executed by or on behalf of the appointor. A corporation may execute a form of proxy either under its common seal or in accordance with section 36A of the 1985 Act, or under the hand of a duly authorised officer or attorney.

97	Appointment by electronic means

In accordance with the Acts, and these Articles, an appointment of proxy may be delivered by electronic means and is not required to comply with Article 96. The Directors may require the production of any evidence they consider necessary to determine the validity of such an appointment.

98	Appointment of more than one proxy and attendance of members

98.1	A member may appoint more than one proxy to attend on the same occasion. Deposit of an appointment of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it or on a poll.

98.2	A proxy need not be a member.

99	Method for appointing a proxy

99.1	The appointment of a proxy and (if required by the Directors) any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Directors must be:

99.1.1	in the case of an appointment of proxy in writing deposited at the office or at such other place in the United Kingdom as is specified:

(a)	in the notice convening the meeting; or

(b)	in any appointment of proxy sent out by the Company in relation to the meeting;

not less than 48 hours (or such lesser time as may be specified in such notice or such proxy) before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote; or

99.1.2	in the case of an appointment of proxy contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

(a)	in the notice convening the meeting, or

(b)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote;

99.1.3	in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it was demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours (or such lesser time as may be specified by the Directors) before the time appointed for taking the poll; or

99.1.4	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman or to any Director or to the Secretary or to any other person authorised by the Secretary for that purpose;

and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid.

99.2	When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting or poll, the one which is last delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other as regards that share; if the Company is unable to determine which was last delivered or received, none of them shall be treated as valid in respect of that share. No appointment of proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution. In this Article 99 “address” in relation to electronic communications includes any number or address used for the purposes of such communications.

99.3	The Directors may, at the expense of the Company, send appointments of proxy to the members by post (with or without provision for their return prepaid) or by electronic means, for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the Directors or any other person. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. If issued, they shall provide for two way voting (without prejudice to any rights to withhold a vote) on all resolutions set out in the notice of the meeting.

100	Validity of proxy until notice of death, mental disorder or termination of appointment received by company

A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or mental disorder of the principal (where relevant) or the determination of the authority of the person voting or demanding a poll, unless notice of the death, mental disorder or determination was received by the Company at the office, or at such other place at which the appointment of proxy was duly deposited or, where the appointment of proxy was contained in an electronic communication, at the address at which such appointment was duly received, not later than the last time at which an appointment of proxy should have been delivered in order to be valid for use at the meeting or the adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) for use on the holding of the poll at which the vote is cast.

101	Proxy may vote on or demand poll, speak and vote

The appointment of proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll (and for the purposes of these Articles a demand for a poll made by a person as proxy for a member or as the duly authorised representative of a corporate member shall be the same as a demand made by the member) and shall confer a right to speak at the meeting with the permission of the Chairman and to vote on a resolution or amendment of a resolution put, or other business which may properly come before, the meeting or meetings for which it is given, as the proxy thinks fit.

102	Proxy valid for adjournment

An appointment of proxy shall (unless the contrary be stated in it) be valid as for any adjournment of the meeting as for the meeting to which it relates.

CORPORATIONS ACTING BY REPRESENTATIVES

103	Corporation may act by representatives

Any corporation (whether or not a company within the meaning of the Statutes) which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any separate meeting of the holders of any class of shares. The person so authorised shall be entitled to exercise the same power on behalf of the corporation as the corporation could exercise if it were an individual member of the Company, and the corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it and all references to attendance and voting in person shall be construed accordingly.

104	Appointment must be delivered

A resolution authorising a person to act as a representative of a corporation shall not be effective for the purposes of any meeting unless a copy or extract of such resolution, certified as a true copy or extract by a director or secretary or member of the governing body of the corporation concerned, has been delivered prior to the time fixed for the commencement of the meeting to a Director or the Secretary of the Company.

CLASS MEETINGS

105	General meeting provisions apply to class meetings

Unless otherwise provided by the terms of the issue of any class of shares of the Company, all the provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall, mutatis mutandis, apply to every separate meeting of the holders of any class of shares of the Company, except that in the case of a meeting held in connection with the variation or abrogation of the rights attached to the shares of the class:

105.1	no member other than a Director shall be entitled to notice of or to attend the meeting unless he is a holder of the shares of the class the rights or privileges attached to which are intended to be varied or abrogated by the resolution;

105.2	no vote shall be given except in respect of a share of that class;

105.3	the necessary quorum shall be two persons together holding or representing by proxy at least one-third in nominal amount of the issued shares of the class in question (excluding any shares of that class held by the Company as treasury shares) or, at any adjourned meeting of such holders, shall be one person holding shares of the class in question present in person or by proxy, whatever his or their holdings;

105.4	a poll may be demanded in writing by any holder of shares of the class present in person or by proxy; and

105.5	the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

DISCLOSURE OF INTERESTS IN SHARES

106	Definitions relating to disclosure of interests

For the purposes of Articles 106 to 111 (inclusive):

106.1	a person other than the member holding a share shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the disclosure notice is issued, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a notice served under section 212 of the 1985 Act, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

106.2	“interested” shall be construed as it is for the purposes of section 212 of the 1985 Act;

106.3	reference to a person having failed to give the Company the information required by a notice served under section 212 of the 1985 Act, or being in default as regards supplying such information, includes (i) reference to his having failed or refused to give all or any part of it and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

106.4	the “prescribed period” means fourteen days after the service of a notice served under section 212 of the 1985 Act;

106.5	an “approved transfer” means, in relation to any shares held by a member:

106.5.1	a transfer by way of or pursuant to acceptance of a takeover offer for the Company (as defined in section 428 of the 1985 Act); or

106.5.2	a transfer in consequence of a sale made through a recognised investment exchange or recognised clearing house or any other stock exchange or market outside the United Kingdom on which the Company’s shares are normally traded; or

106.5.3	a transfer which is shown to the satisfaction of the Directors to be made in consequence of a bona fide sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

107	Sanctions for non compliance with notices served under section 212 of the 1985 Act

Subject to the rules of the UK Listing Authority, if a member, or any other person appearing to be interested in shares held by that member, has been served notice under section 212 of the 1985 Act and has failed in relation to any shares (the “default shares”, which expression shall include any further shares which are allotted or issued after the date of the notice served under section 212 of the 1985 Act in respect of such shares) to give the Company the information thereby required in the prescribed period from the date of the notice, then the following sanctions shall apply unless the Directors shall determine otherwise:

107.1	the member shall not be entitled in respect of the default shares to attend or vote (either in person or by proxy or, if the member is a corporation by authorised representative) at any general meeting or at any separate meeting of the holders of that class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

107.2	where the default shares represent 0.25 per cent. or more in nominal value of the issued shares of their class (excluding any shares of that class held by the Company as treasury shares):

107.2.1	the Company shall be entitled in respect of the shares to withhold any sums payable in respect of dividends, and the member shall not be entitled to elect pursuant to Article 204 below to receive shares instead of that dividend, and the Company shall not have any obligation to pay interest on any sum when it is finally paid to the member; and

107.2.2	no transfer of any shares held by the member shall be registered unless:

(a)	the member is not himself in default as regards supplying the information required and the member provides evidence to the satisfaction of the Directors that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer; or

(b)	the transfer is an approved transfer; or

(c)	registration of the transfer is required by the Regulations.

108	Failure to issue copy of notice served under section 212 of the 1985 Act to relevant member shall not invalidate sanctions

Where, on the basis of information obtained from a member in respect of a share held by him, the Company serves a notice under section 212 of the 1985 Act to another person appearing to be interested in the shares, it shall at the same time serve a copy of such notice on the relevant member, but the failure or omission to do so, or the non-receipt by that member of the copy, shall not invalidate or otherwise affect the application of Article 107.

109	Enforcement of sanctions on holder of uncertificated shares

For the purposes of enforcing the sanctions contained in Article 107, the Directors may give notice to the member requiring the member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any default shares held in certificated form to uncertificated form. If the member does not comply with the notice, the Directors may authorise a person to change default shares held in uncertificated form to certificated form in the name and on behalf of the member.

110	When sanctions shall cease

The sanctions under Article 107 above shall cease to have effect not more than seven days after the earlier of:

110.1	receipt by the Company of notice that the shares have been transferred by means of an approved transfer (but only in relation to the shares transferred); or

110.2	when the Directors are satisfied that all of the information required by the relevant notice served under section 212 of the 1985 Act has been received in writing by the Company.

111	Power to apply to court under section 216

Nothing contained in Articles 106 to 110 shall limit the powers of the Directors to apply to the court for an order under section 216 of the 1985 Act.

DIRECTORS

112	Number of Directors

Unless otherwise determined by the Company by ordinary resolution, the number of Directors (other than alternate Directors) shall not be subject to a maximum and shall not be less than two. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors be less than the prescribed minimum the remaining Director or Directors shall only act for the purpose of appointing an additional Director or additional Directors to make up such minimum or to convene a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing so to act then two members may summon a general meeting for the purpose of appointing Directors. A Director so appointed shall retire at the next following annual general meeting unless he is re-elected during that meeting and shall not be taken into account in determining the Directors who are to retire by rotation at that meeting.

113	No share qualification

A Director shall not be required to hold any shares of the Company by way of qualification.

114	Power of company to appoint Directors

Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed as the maximum number of Directors. The Company may also by ordinary resolution determine the rotation in which any additional Directors are to retire.

115	Power of Directors to appoint Directors

The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed as the maximum number of Directors.

116	Retirement of Article 115 appointed Director

A Director appointed pursuant to Article 115 shall retire at the next annual general meeting following his appointment unless he is re-elected during that meeting and shall not be taken into account in determining the Directors who are to retire by rotation at that meeting.

117	Appointment of Directors at a general meeting

117.1	No person other than a Director retiring by rotation or otherwise shall be appointed or reappointed a Director at any general meeting unless:

117.1.1	he is recommended by the Directors; or

117.1.2	not less than fourteen nor more than thirty five days before the date appointed for holding the meeting, notice executed by a member (other than the person to be proposed) qualified to vote on the appointment or reappointment has been given to the Company stating his intention to propose such person for election and including the particulars which would, if such person were appointed or reappointed, be required to be included in the Company’s register of Directors, together with notice executed by that person of his willingness to be appointed or reappointed.

117.2	Not less than seven nor more than twenty eight days before the date appointed for holding a general meeting, notice shall be given to all who are entitled to receive notice of the meeting of any person in respect of whom notice has been duly given to the Company under Article 117.1.2. The notice under this Article 117.2 shall give the particulars of that person stated in the notice under Article 117.1.2.

118	No multiple appointment

At a general meeting a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being given against it. For the purposes of this Article, a motion for approving a person’s appointment or for nominating a person for appointment shall be treated as a motion for his appointment.

119	No age limit for Directors

There shall be no age limit for Directors. A Director shall not be required to retire by reason of his having attained any particular age nor shall any special notice be required in connection with the appointment or the approval of the appointment of such person. No Director shall vacate his office at any time by reason of the fact that he has attained the age of seventy or any other age and section 293 of the 1985 Act shall not apply to the Company. Where a general meeting is convened at which, to the knowledge of the Directors, a Director is to be proposed for appointment or reappointment who at the date of the meeting is 70 years old or more, the Directors shall give notice of his age in the notice convening the meeting or in a document accompanying the notice, but the accidental omission to do so shall not invalidate the proceedings or the appointment or reappointment of the Director at that meeting.

120	Appointment of executive Directors

The Directors may appoint one or more of their number to the office of Chief Executive or to any other executive office of the Company and, subject to the provisions of the Statutes, any such appointment may be made for such term, at such remuneration and on such other conditions as the Directors think fit. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any potential claim to damages for breach of the contract of service between the Director and the Company.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

121	Removal by ordinary resolution

Without prejudice to the provisions of the Statutes, the Company may, by ordinary resolution, remove a Director before the expiration of his period of office (but such removal shall be without prejudice to any claim for damages for breach of any contract of service between the Director and the Company) and may, by ordinary resolution, appoint another person instead of him. A person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed a Director.

122	Vacation of office of Director

122.1	The office of a Director shall be vacated if:

122.1.1	he ceases to be a Director by virtue of any provision of the Statutes or he becomes prohibited by law from being a Director; or

122.1.2	he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or composition with his creditors generally or he applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

122.1.3	he is, or may be, suffering from mental disorder and either:

(a)	he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health (Scotland) Act l984 or under the Mental Health Act l983; or

(b)	an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of any person to exercise powers with respect to his property or affairs;

and the Directors resolve that his office should be vacated; or

122.1.4	he resigns his office by notice in writing to the Company and the notice is tendered at a meeting of the Directors; or

122.1.5	in the case of a Director who holds any executive office, his appointment as such is terminated or expires and the Directors resolve that his office be vacated; or

122.1.6	he and his alternate Directors appointed pursuant to the provisions of these Articles (if any) are absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and the Directors resolve that his office be vacated; or

122.1.7	he is requested in writing by all the other Directors to resign (without prejudice to any claim for damages for breach of any contract of service between the Director and the Company).

122.2	A resolution of the Directors that a Director has vacated office under the terms of this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

123	Ceasing to be a Director shall cease membership of a committee

If a Director shall vacate his office as Director for any reason he shall automatically cease to have any position on any committee set up by the Directors.

RETIREMENT OF DIRECTORS

124	One third to retire at every AGM

Subject to the provisions of these Articles, at every annual general meeting one third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one third) shall retire from office by rotation. All Directors holding office at the start of business on the day of the notice convening such meeting and who also held office at the time of both of the two immediately preceding annual general meetings and did not retire at either such meeting, shall retire from office and shall be counted in the number required to retire at the meeting.

125	Method of selection of Directors to retire by rotation

Subject to the provisions of the Statutes and to the following provisions of these Articles, the Directors to retire by rotation shall include, so far as necessary to obtain the number required, firstly any Director who wishes to retire at the meeting and not to offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or reappointment. As between persons who became or were last reappointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot provided always that each Director shall be required to retire and offer himself for re-election at least every three years. The Directors to retire on each occasion (both as to number and identity) shall be determined on the basis of the composition of the Board of Directors at the start of business on the date of the notice convening the annual general meeting, disregarding the number and identity of the Directors after that time but before the close of the meeting.

126	All executive Directors not exempt from retirement by rotation

Any Director who holds an executive office shall not be exempt from retirement by rotation unless any agreement between him and the Company shall otherwise provide.

127	Effective time of retirement

A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act (i.e. if he has not given notice that he is not willing to act), be re-elected. If he is not re-elected or deemed to have been re-appointed in accordance with Article 128, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

128	Deemed reappointment

If the Company, at a general meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and not passed.

ALTERNATE DIRECTORS

129	Appointment of alternate Directors

Any Director (other than an alternate Director) may appoint any other Director, or any other person approved by resolution of the Directors and willing to act, to be an alternate Director and may remove from office an alternate Director appointed by him.

130	Alternate Director to receive notices of meetings

An alternate Director shall (unless he is absent from the United Kingdom and so long as he has given to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notices of meetings of the Directors and of committees of the Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not present and generally to perform all the functions of his appointor as a Director in his absence.

131	Expenses for alternates

An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director. Remuneration in respect of his office of alternate Director shall be payable to his appointor and consist of such portion of the fee as may be agreed by his appointor. An alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

132	Ceasing to be an alternate Director

An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment. An alternate Director shall also cease to be an alternate Director on the happening of any event which, if he was a Director, would cause him to vacate office as such.

133	Method for appointment or removal of alternate

An appointment or removal of an alternate Director shall be by notice in writing to the Company executed by the Director making or revoking the appointment and received at the office or tabled at a meeting of the Directors, or in any other manner approved by the Directors. No appointment of an alternate Director shall be effective until his consent to act as a Director in the form prescribed by the 1985 Act has been received at the office or tabled at a meeting of the Directors.

134	Alternate Director deemed to be a Director not an agent

Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults, and he shall not be deemed to be the agent of the Director appointing him.

135	Alternate can represent more than one Director

A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Directors or any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director but he shall not be counted more than once for the purposes of a quorum.

DIRECTORS FEES AND REMUNERATION

136	Directors fees

Until otherwise determined by the Company by ordinary resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine (not exceeding £300,000 per annum or such larger amount as the Company may by ordinary resolution decide) divided between the Directors as they agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period to which the remuneration relates shall only be entitled to a pro rata amount of such remuneration. The fees shall be distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of these Articles and shall be deemed to accrue from day to day.

137	Part of fee may be satisfied by shares

Subject to the Statutes and to the Articles and the requirements of the London Stock Exchange, the Directors may arrange for part of a fee payable to a Director under this Article to be provided in the form of fully paid shares in the capital of the Company. The amount of the fee payable in this way shall be at the discretion of the Directors and shall be applied in the purchase of or subscription for shares on behalf of the Directors. In the latter case the subscription price shall be deemed to be the closing middle market quotation for a fully paid share of the Company of that class as published in the Daily Official List of the London Stock Exchange on the day of subscription.

138	Directors’ expenses

The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors or of committees of the Directors or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of their duties as Directors.

139	Directors’ extra expenses

Any Director who at the request of the Directors goes or resides abroad or otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of the Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

140	Directors remuneration for executive office or employment

The salary or remuneration of any Director appointed to hold any employment or any executive office in accordance with the provisions of these Articles may be either a fixed sum of money, or may altogether or in part be related to business done or profits made or otherwise as the Directors may determine, and may be in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Articles.

DIRECTORS’ GRATUITIES, PENSIONS AND INSURANCE

141	Directors ability to provide benefits to current or former Directors

141.1	The Directors may provide benefits, whether by the payment of gratuities or pensions or by purchasing and maintaining insurance or otherwise, for the benefit of any persons who are or were at any time Directors or the holders of any executive or comparable office of employment with the Company or any other company or undertaking which is or has been (a) a subsidiary of the Company or (b) otherwise allied to or associated with the Company or a subsidiary of the Company or (c) a predecessor in business of the Company or of any such subsidiary, and (d) for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) establish, maintain, subscribe and contribute to any fund and pay premiums for the purchase or provision of any such benefit.

141.2	The Directors may procure that any of such matters referred to in Article 141.1 may be done by the Company either alone or in conjunction with any other person.

142	Directors shall not be accountable for benefits

No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to Article 141 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

PROVISION FOR EMPLOYEES

143	Provision on cessation or transfer of business

The Directors may, by resolution, exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation, or the transfer to any person, of the whole, or part of, the undertaking of the Company or that subsidiary undertaking.

POWERS OF DIRECTORS

144	General power to exercise powers of company

The business of the Company shall be managed by the Directors who, subject to the provisions of the Statutes, the Memorandum of Association of the Company and these Articles and to any directions given by a special resolution of the Company, may exercise all the powers of the Company. No alteration of the Memorandum of Association of the Company or these Articles and no direction given by special resolution of the Company shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

145	Directors to exercise company’s voting powers

The Directors may exercise the voting powers conferred by the shares in any company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit.

146	Borrowing Powers

Subject as herein after provided, the Directors may exercise all the powers of the Company to borrow money (including by way of guarantee) and to pledge or grant any security over all or any part of its undertaking, property and assets (present and future) and uncalled capital and, subject to the Statutes, to issue debentures, debenture stock and other securities whether terminable, redeemable or perpetual and whether outright or as collateral security for any guarantee, debt, liability or obligation of the Company or of any third party.

147	Restriction on borrowings

The Directors shall restrict the borrowings of the Company and exercise all voting and other rights, or powers of control exercisable by the Company in relation to its subsidiaries and subsidiary undertakings so far as to secure (as regards subsidiaries and subsidiary undertakings to the extent possible) that the aggregate principal amount (including any premium payable on final repayment) outstanding of all moneys borrowed by the Company and its subsidiaries and subsidiary undertakings (excluding amounts borrowed by any member of the Group from any other member of the Group other than amounts to be taken into account under Article 149) shall not at any time, save with the previous sanction of an ordinary resolution of the Company, exceed a sum equal to five times the Adjusted Capital and Reserves (as defined in the next Article)

148	For the Purposes of Article 147:

“Adjusted Capital and Reserves” shall mean at the relevant time the aggregate of:

148.1	the amount for the time being paid up or credited as paid up on the issued share capital of the Company and such of the share capital as has been unconditionally allotted but not issued; and

148.2	the total of the amounts standing to the credit or debit of the reserves of the Group (including any share premium account, capital redemption reserve, revaluation reserve and merger reserve and after adding any credit balance or deducting any debit balance on the profit and loss account) after adding back any goodwill written off against reserves prior to 1 January 1999, all based on the Latest Accounts after:

(a)	making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in such share capital or reserves. For this purpose (i) if the Company proposes to issue or has issued any shares for cash and the issue has been underwritten then the amount (including any premium) of the subscription moneys so underwritten (not being moneys payable later than six months after the date the underwriting becomes unconditional) shall be deemed to have been paid up on the date when the issue of such shares was underwritten (or if such underwriting was conditional, on the date when the underwriting becomes unconditional) and (ii) subject as aforesaid, share capital (including any premium) shall be deemed to have been paid up as soon as it has been unconditionally agreed to be subscribed for or taken up by any person (provided it is to be so subscribed or taken up within six months of such agreement);

(b)	deducting any distributions declared, recommended or made by a member of the Group (other than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the Latest Accounts to the extent that any such distributions are not provided for therein;

(c)	making all such adjustments, if the calculation is required for the purposes of, or in connection with, a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary or subsidiary undertaking, as would be appropriate if such transaction had been carried into effect; and

(d)	making such other adjustments (if any) as the Auditors may consider appropriate to provide for the carrying into effect of the transaction for the purposes of which the Adjusted Capital and Reserves requires to be calculated or otherwise.

“Excepted Foreign Currency Borrowings” means moneys borrowed denominated or repayable in a currency other than sterling which have the benefit of an exchange cover scheme;

“exchange cover scheme” means H.M. Treasury exchange cover scheme, forward currency contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in the exchange rates;

“finance lease” means a contract between a lessor and a member of the Group as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee;

“hire purchase agreement” means a contract of hire between a hire purchase lender and a member of the Group as hirer;

“Investments” means at any time the aggregate of:

(a)	all cash in hand and cash deposits repayable on demand with any bank or financial institution (not itself a member of the Group);

(b)	deposits (including for the avoidance of doubt, certificates of deposit) for a term not exceeding six months and money at call;

(c)	securities issued by the Government of the United Kingdom or the Government of the United States of America which are traded on a recognised investment exchange; and

(d)	repurchase obligations with a term of not more than 90 days for underlying securities of the types described in paragraph (c) above entered into with any bank or financial institution rated at least A-1 by Standard and Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc., or carrying an equivalent rating by another internationally recognised rating agency;

and whether denominated in sterling or in a currency other than sterling;

“Latest Accounts” means in the case where:

(e)	the Company has no subsidiaries or subsidiary undertakings, the latest published audited balance sheet of the Company; or

(f)	the Company has subsidiaries or subsidiary undertakings but there is no audited consolidated balance sheet of the Group, the respective latest published audited balance sheets of the Company and the subsidiaries and subsidiary undertakings comprising the Group;

(g)	the Company has subsidiaries or subsidiary undertakings some only of whose audited balance sheets are consolidated in the latest published audited balance sheet of the Group, the latest published consolidated audited balance sheet of the Group together with the latest published audited balance sheets of those subsidiaries or subsidiary undertakings whose audited balance sheets are not included in the consolidated audited balance sheet of the Group; or

(h)	the Company has subsidiaries or subsidiary undertakings all of whose audited balance sheets are consolidated in the latest published audited consolidated balance sheet of the Group, the latest published consolidated audited balance sheet of the Group; and

in this Article references to balance sheets shall be construed as balance sheets prepared for the purposes of the Statutes in accordance with the historical cost convention or that convention with modifications, provided that, if balance sheets prepared for the purposes of the Statutes have not been prepared in accordance with the historical cost convention but have been prepared in accordance with the current cost convention, references to balance sheets are to be taken as references to balance sheets prepared for the purpose of the Statutes in accordance with the current cost convention but adjusted as the Auditors, after consultation with the Directors, consider appropriate to enable the aggregate amount referred to in Article 147 to be calculated as though derived from a balance sheet prepared in accordance with the historical cost convention or that convention as applied with such modifications as may be appropriate in the circumstances, and references to the Latest Accounts shall be construed accordingly;

“moneys borrowed” shall be interpreted in accordance with Article 149; and

“outside interests” means the proportion of the nominal amount of the issued equity share capital of a partly owned subsidiary or subsidiary undertaking which is not attributable, directly or indirectly, to the Company.

149	What shall constitute moneys borrowed

For the purposes of these Articles, “moneys borrowed” shall, subject to Article 150, be deemed to include the following, except in so far as otherwise taken into account:

149.1	the principal amount for the time being outstanding and owing by a member of the Group in respect of any debenture whether issued for cash or otherwise;

149.2	the principal amount raised by a member of the Group by acceptances under any acceptance credit opened on its behalf and in its favour by any bank or accepting house (not being acceptances in respect of the purchase or sale of goods or the provision of services in the ordinary course of business which are outstanding for six months or less);

149.3	the principal amount raised by a member of the Group under a note purchase facility and the nominal amount of any share capital and the principal amount of any borrowings of any person (together in each case with any fixed or minimum premium payable on final repayment) the redemption or repayment of which is guaranteed or wholly or (to the extent the same is partly secured) partly secured by a member of the Group (but excluding any such share capital which is for the time being beneficially owned by, and (as determined in accordance with Article 150.1) any such borrowings which are for the time being owed to, a member of the Group);

149.4	the nominal amount of any share capital (not being equity share capital) of any subsidiary or subsidiary undertaking owned otherwise than by the Company or another subsidiary or subsidiary undertaking;

149.5	any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other borrowed moneys falling to be taken into account;

149.6	any principal amount in respect of a hire purchase agreement or of a finance lease payable in either case by a member of the Group which would be shown as being payable as such in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts; and

149.7	the amount of any liability in respect of a purchase price for assets or services the payment of which is deferred for more than 90 days;

149.8	any amount raised under another transaction (including without limitation a forward sale or purchase agreement) having the commercial effect of a borrowing.

150	What shall not be included in ‘moneys borrowed’

For the purposes of these Articles “moneys borrowed” shall be deemed not to include the following:

150.1	borrowings incurred by a member of the Group for the purpose of financing any contract in respect of which any part of the price receivable under the contract by that or any other member of the Group is guaranteed or insured by the Export Credits Guarantee Department or by any other governmental department or agency fulfilling a similar function, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

150.2	borrowings by a member of the Group for the purpose of repaying or redeeming (with or without premium) in whole or in part any other borrowings falling to be included as moneys borrowed and intended to be applied for such purposes within six months after the borrowing thereof during such period (except to the extent so applied);

150.3	borrowings by a member of the Group before, and outstanding after, it becomes a subsidiary or subsidiary undertaking of the Company and amounts secured on an asset before, and remaining so secured after, it is acquired by a member of the Group until six months after the subsidiary becomes a subsidiary or the undertaking becomes a subsidiary undertaking or the asset is acquired, as the case may be; and

150.4	any guarantee or indemnity given by any member of the Group in respect of any amount or obligation deemed not to be moneys borrowed under any of the provisions of this Article.

151	Monies borrowed or owed intra group

151.1	For the purposes of these Articles:

151.1.1	monies borrowed by a partly owned subsidiary or subsidiary undertaking and not owing to another member of the Group shall (notwithstanding paragraph 149) be taken into account subject to the exclusion of a proportion of such moneys borrowed attributable to outside interests;

151.1.2	monies borrowed and owing to a partly owned subsidiary or subsidiary undertaking by another member of the Group shall, subject to paragraph 149 and paragraph 151.1.3, be taken into account to the extent of the proportion of such moneys borrowed attributable to the outside interests in such partly owned subsidiary or subsidiary undertaking; and

151.1.3	in the case of monies borrowed and owing to a partly owned subsidiary or subsidiary undertaking by another partly owned subsidiary or subsidiary undertaking, the proportion which would otherwise be taken into account under paragraph 151.1.2 above shall be reduced by excluding such part of such moneys borrowed as is attributable to the outside interests in the borrowing subsidiary or subsidiary undertaking.

151.2	There shall be offset against the amount of moneys borrowed, any amounts beneficially owned by a member of the Group which represent the value of Investments which would be shown as current assets in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts, subject, in the case of Investments which are beneficially owned by a subsidiary or partly owned subsidiary undertaking, to the exclusion of a proportion thereof attributable to outside interests.

152	Amounts taken into account only once

For the avoidance of doubt, no amount shall be taken into account more than once in any calculation of moneys borrowed.

153	Monies in currency other than sterling

When the aggregate principal amount of borrowings required to be taken into account on any particular date is being ascertained, any particular moneys borrowed which are then outstanding and which are denominated or repayable in a currency other than sterling shall:

153.1	with the exception of Excepted Foreign Currency Borrowings, be translated into sterling at the rate of exchange prevailing in London at the close of business on the last business day before that date or, if it would result in a lower figure, at the rate of exchange prevailing in London at the close of business on the last business day six months before that time and so that, for these purposes, the rate of exchange shall be taken as the spot rate in London recommended by a London clearing bank selected by the Directors as being the most appropriate rate for the purchase by the Company of the currency and amount in question for sterling at the time in question; and

153.2	in the case of any Excepted Foreign Currency Borrowings, at the rate of exchange which would be applicable to such moneys borrowed on their repayment to the extent that such rate of exchange is fixed under any exchange cover scheme in connection with such moneys borrowed, provided that, where it is not possible to determine the rate of exchange applicable at the time of repayment of such moneys borrowed, they shall be translated into sterling under the terms of the applicable exchange cover scheme on such basis as may be agreed with, or determined by, the Auditors or, if it is agreed with the Auditors not to be practicable, in accordance with the provisions of paragraph 153.1 above.

154	No breach due to exchange rate fluctuations

The Company shall not be in breach of the borrowing limit under these Articles by reason of the limit being exceeded as a result only of any fluctuation in rates of exchange provided that within six months of the Directors becoming aware of any such fluctuation or change which would, but for this provision, have caused such a breach the aggregate principal amount as aforesaid is reduced to an amount not exceeding the said limit.

155	If borrowing limit exceeded due to change in legislation may be disregarded for six months

If, as a result of any change in legislation relating to or affecting taxation matters, any amount payable by a member of the Group in respect of any finance lease shall increase and, if in consequence the borrowing limit under these Articles is exceeded, an amount of moneys borrowed equal to the excess may be disregarded until the expiration of six months after the date on which the Directors become aware that such a situation has arisen.

156	Persons shall not be obliged to check limits

No person dealing with the Company or any of its subsidiaries or subsidiary undertakings shall, by reason of the foregoing provisions, be concerned to see or inquire whether the said limits are observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded. A certificate signed by two Directors or the Auditors that the amount of any moneys borrowed is within the said limits shall for the purposes of these Articles be conclusive evidence in any question between any such person and the Company.

157	Certificate by auditors conclusive

157.1	A certificate or report by the Auditors as to the amount of Adjusted Capital and Reserves or as to the amount of moneys borrowed or to the effect that the limit imposed by these Articles has or has not been or will or will not be exceeded at any particular time or times shall be conclusive evidence of the amount or of that fact.

157.2	However, the Directors may at any time act on a bona fide estimate of the amount of the Adjusted Capital and Reserves or the aggregate amount of moneys borrowed, subject to the provisions of Article 156 above.

REGISTERS

158	Directors responsible for keeping of registers

Subject to the Statutes, the Directors shall exercise the powers conferred on the Company with regard to the keeping of registers and shall enter on the register of members in respect of any class of shares which is a participating security, how many shares each member holds in uncertificated and certificated form respectively.

DELEGATION OF DIRECTORS’ POWERS

159	Power to delegate

159.1	The Directors may delegate any of their powers, authorities and discretions which are capable of delegation:

159.1.1	to any Director holding any executive office (including without limitation the chairman or Chief Executive);

159.1.2	to any committee consisting of one or more Directors and (if thought fit) one or more other persons, but a majority of the members of the committee shall be Directors and no resolution of the committee shall be effective unless a majority of those present when it is passed are Directors (or their alternates); and

159.1.3	to any local or divisional directors of the Company or agency for managing any of the affairs of the Company either in the United Kingdom or elsewhere.

159.2	Any such delegation (which may include authority to sub-delegate all or any of the powers delegated) may be for such time and subject to any terms and conditions the Directors impose and either collaterally with or to the exclusion of their own powers and may be revoked or altered, but no person dealing in good faith and without notice of any such revocation or alteration shall be affected thereby. The power to delegate under this Article includes power to delegate the determination of any fee, remuneration or other benefit which may be paid or provided to any Director. Subject as aforesaid, the proceedings of any committee, local or divisional directors of the Company or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of Directors so far as they are capable of applying.

160	Power to appoint attorney or agent

The Directors may, by power of attorney or otherwise, appoint any person, whether nominated directly or indirectly by the Directors, to be the agent of the Company for such time and purposes and with such powers and subject to such terms and conditions (including as to remuneration and either collaterally with or to the exclusion of their own powers) as they think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with the agent as the Directors may think fit. The Directors may also authorise the agent to sub-delegate all or any of the powers vested in him. Any such appointment may be revoked or altered.

161	Power to designate a person as “director”

The Directors may appoint any person (not being a Director) to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as a Director for any of the purposes of the Statutes or these Articles.

DIRECTORS’ INTERESTS

162	Permitted Directors’ interests

Subject to the provisions of the Statutes, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

162.1	may be a party to, or otherwise interested in, any contract, transaction, arrangement or proposal with the Company or in which the Company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

162.2	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment;

162.3	may hold any other office or place of profit under the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by himself or through his firm in such professional capacity to the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any remuneration shall be in addition to any remuneration provided for by any other Article; and

162.4	shall not, save as otherwise agreed by him, by reason of his office, employment, contract, transaction, arrangement or proposal with the Company, be accountable to the Company for any benefit which he derives from any such office or employment or from any such contract, transaction, arrangement or proposal or from any interest in any such body corporate;

and no such contract, transaction, arrangement or proposal shall be liable to be avoided on the ground of any such interest or benefit.

163	Declaration of Directors’ interests

A Director who, to his knowledge is in any way (directly or indirectly) interested in a contract, transaction, arrangement or proposal with the Company shall declare the nature of his interest at a meeting of the Directors at which the question of entering into such contract, transaction, arrangement or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the Directors after he knows that he is or has become interested. For the purposes of this Article:

163.1	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction, arrangement or proposal in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract, transaction, arrangement or proposal of the nature and extent so specified;

163.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

163.3	an interest of a person who is, for the purposes of the 1985 Act, connected with (which words shall have the meaning given thereto by section 346 of the 1985 Act) a Director shall be treated as an interest of the Director and, in relation to an alternate, an interest of his appointor shall be treated as an interest of the alternate without prejudice to any interest which the alternate has otherwise.

164	When Director may count in quorum or vote

A Director shall not vote or count in the quorum in relation to a resolution or a meeting of the Directors or a committee of the Directors in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him) to his knowledge is a material interest, otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. However, subject to the provisions of the Statutes and the Listing Rules of the UK Listing Authority, this prohibition shall not apply to any resolution concerning any of the following, namely:

164.1	the giving of any guarantee, security or indemnity to him in respect of money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiaries or subsidiary undertakings;

164.2	the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries or subsidiary undertakings for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

164.3	any matter relating to an offer of shares, debentures or other securities of or by the Company or any of its subsidiaries or subsidiary undertakings in which offer the Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the Director is to participate;

164.4	any contract, transaction, arrangement or proposal to which the Company is or is to be a party relating to another company, including any subsidiary of the Company, in which he and any persons connected with him do not to his knowledge (directly or indirectly) hold an interest in shares (as that term is used in sections 198 to 211 of the 1985 Act) whether as an officer or shareholder, creditor or otherwise representing one per cent. or more of any class of the equity share capital, or the voting rights, in that company or of any other company (excluding any shares of that class held by the Company as treasury shares) through which his interest is derived. (For the purposes of calculating the said percentage there shall be disregarded any shares held by the Director as a bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or is in remainder (if and so long as some other person is entitled to receive the income from the trust) and any shares comprised in any authorised unit trust scheme in which the Director is interested only as a unit holder);

164.5	any contract, transaction, arrangement or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings (including in relation to a pension fund, retirement, death or disability benefits scheme or personal pension plan) which has been approved by or is subject to and conditional on approval by the relevant taxing authorities for taxing purposes and under which he may benefit but which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

164.6	any contract, transaction, arrangement or proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

165	Director not to count in quorum or vote on own appointment

A Director shall not vote or be counted in the quorum on any resolution of the Directors or a committee of the Directors concerning his own appointment (including the fixing or varying of terms of appointment) as the holder of any office or place of profit with the Company or any company in which the Company is directly or indirectly interested.

166	Division of multiple Directors’ appointments

Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more Directors to offices or employment with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and (provided he is not under any provisions of these Articles or for any other reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

167	Company may relax restrictions on Directors

Subject to the Listing Rules of the UK Listing Authority, the Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors and may ratify any contract not properly authorised by reason of contravention of this Article, provided that none of the shares in which any of the Directors is interested, or deemed to be interested, shall entitle the holder or holders thereof (whether or not a Director) to vote (either personally or by proxy) on any such ordinary resolution.

168	Chairman to have conclusive ruling on when Directors can vote

If a question arises at a meeting of the Directors as to the right of a Director to vote, and such question is not resolved by his voluntarily agreeing to abstain from voting, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting (or, if the Director concerned is the Chairman, to the other Directors at the meeting) and his ruling in relation to any Director other than himself (or, as the case may be, the ruling of the majority of the other Directors in relation to the Chairman) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned (or the Chairman as the case may be) have not been fully disclosed.

PROCEEDINGS OF DIRECTORS

169	Directors to meet and regulate own proceedings

Subject to the provisions of these Articles, the Directors may meet for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit.

170	Process of meetings

At any time a Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Subject to the provisions of these Articles, notice shall be given to all Directors and shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to his last known address or another address given by him to the Company for that purpose. Subject to Article 171, it shall not be necessary to give notice of a meeting to a Director who is absent from the United Kingdom. Any Director may waive notice of a meeting and any such waiver may be prospective or retrospective.

171	Address for Notices

If a Director has notified the Company in writing of an address in the United Kingdom at which notice of meetings of the Directors is to be given to him when is he absent from the United Kingdom, he shall, if so absent, be entitled to have notice given to him at that address; but the Company shall not be obliged by virtue of this Article 171 to give any Director a longer period of notice than that to which he would have been entitled had he been present in the United Kingdom at that address.

172	Quorum for Directors’ meetings

No business shall be transacted at any meeting of the Directors unless a quorum is present. The quorum may be fixed by the Directors present in person or by alternate Director and unless so fixed at any other number shall be two, one of whom must be the holder of any executive office of the Company. An alternate Director who is not himself a Director shall, if his appointor is not present, be counted in the quorum. A duly convened meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors.

173	Chairman’s casting vote and alternate’s separate vote

Questions arising at a meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

174	Remote participation at Directors’ meetings

Any Director (including an alternate Director), or a member of a committee of the Directors, may participate in a meeting of the Directors, or such committee, by means of a conference telephone, video conferencing facility or other similar communicating equipment whereby all persons participating in the meeting can hear and speak to each other. Persons participating in a meeting in this manner shall be deemed to be present at such meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes (in particular section 317 of the 1985 Act), all business transacted in this way shall be deemed to be validly and effectively transacted although fewer than two Directors or alternate Directors are physically present at the same time. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the Chairman of the meeting is present.

175	Directors may act to appoint Directors to make up minimum number

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, provided that if the number of the Directors be less than the prescribed minimum the remaining Director or Directors shall only act for the purpose of appointing an additional Director or additional Directors to make up such minimum or to convene a general meeting of the Company for the purpose of making such appointment.

176	Election of chairman or vice-chairman

The Directors may elect from their number, decide what period they are to hold office, and at any time remove a Chairman and a Vice-Chairman of the Board of Directors. The Chairman, or in his absence the Vice-Chairman, shall preside at all meetings of the Directors but, if there is no Chairman or Vice-Chairman or if at the meeting neither the Chairman nor the Vice-Chairman is present within five minutes after the time appointed for the meeting or if neither of them is willing to act as Chairman, the Directors present (and alternates who are present without their appointors) may choose one of their number to be chairman of the meeting. Any Chairman or Vice-Chairman may also hold an executive office or employment with the Company.

177	Defect in appointment shall not invalidate acts

All acts done by a meeting of the Directors or of a committee of the Directors or by a person acting as a Director, alternate Director or member of a committee shall, notwithstanding that it may afterwards be discovered that there was a defect in the appointment of that person or that they or any of them was disqualified from holding office or had vacated office or was not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, alternate Director or member of a committee and had been entitled to vote.

178	Directors’ resolution in writing

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or of a committee of the Directors, and not being less than the relevant quorum, shall be as valid and effectual as if it had been passed at a meeting of the Directors or (as the case may be) a committee of the Directors duly convened and held. Such a resolution may consist of several documents in the like form each executed by one or more Directors or members of the relevant committee, (including by means of facsimile transmission subject to any terms and conditions prescribed by the Directors). Such a resolution executed by an alternate Director need not also be executed by his appointor and, if it is executed by a Director who has appointed an alternate Director, it need not also be executed by the alternate Director in that capacity.

COMMITTEES

179	Directors to prescribe conduct of committees

Subject to the provisions of these Articles, proceedings of any committee of Directors shall be conducted in accordance with terms which may be prescribed by the Directors.

180	Notice to committee Directors and no others

Where the Directors resolve to delegate any of their powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed Directors, it is not necessary to give notice of a meeting of that committee to Directors other than those who form the committee.

MINUTES

181	Directors to cause minutes to be kept

The Directors shall cause minutes to be made of the following matters, in books kept for the purpose:

181.1	of all appointments of officers and committees made by the Directors; and

181.2	of all orders, resolutions and proceedings at all meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of the Directors, including the names of the Directors present at each such meeting.

182	Signed minutes by chairman prima facie evidence

Any such minutes, if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting or the Secretary, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

SECRETARY

183	Director to appoint secretaries

Subject to the provisions of the Statutes, a Secretary or joint Secretaries shall be appointed by the Directors, and one or more persons may be appointed to be an assistant or deputy secretary, for such term, at such remuneration and on such other conditions as they think fit and shall be deemed to be the “Secretary” for the purposes of these Articles. Any person so appointed may be removed by the Directors (without prejudice to any claim for damages for breach of any contract of service between him and the Company) and replaced by another person appointed by the Directors.

184	Act by Director and secretary not to be by same person

Any provision of the Acts or of the Articles authorising or requiring a thing to be done by or to a Director or a Secretary is not satisfied by its being done by or to the same person acting both as Director and Secretary.

SEALS

185	Safe custody of seal

The Directors shall provide for the safe custody of any seal and any securities seal and neither shall be used without the authority of the Directors or a committee authorised by the Directors on their behalf.

186	Directors to decide who should attest affixing of a seal

The Directors may determine whether any instrument to which a seal is to be affixed shall be signed and if so by whom. The Directors may also decide either generally or in a particular case that a signature may be dispensed with or affixed by mechanical means. Unless otherwise so determined, every deed, contract, document, instrument or other writing to which a seal shall be affixed shall (except in relation to certificates as permitted by Article 22) be signed on behalf of the Company by two of the Directors of the Company, or by a Director and the Secretary of the Company, or by two persons authorised to sign such deed, contract, document, instrument or other writing on their behalf.

187	Signature by two Directors or a Director and a secretary same effect as seal

A document signed by two of the Directors of the Company, or by a Director and the Secretary of the Company and expressed to be executed by the Company shall have the same effect as if it were executed under the seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of a resolution of the Directors or a committee of the Directors authorised in that behalf.

188	Seal for use abroad

The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use in any place abroad which powers shall be vested in the Directors.

AUTHENTICATION OF DOCUMENTS

189	Powers to authenticate of a Director, Secretary or authorised person

Any Director or the Secretary or any person appointed by the Directors or by a duly authorised committee for the purpose shall have power to authenticate any documents affecting the constitution of the Company, any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts. Where any books, records, documents or accounts are elsewhere than at the office, the officer, servant or agent of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. Except in the case of manifest error, a document certified in accordance with this Article shall be conclusive evidence in favour of all persons dealing with the Company in good faith that the relevant document is true and complete and in the case of a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Directors or any committee, that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

190	Declaration of dividends

Subject to the provisions of the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

191	Interim and fixed dividends

Subject to the provisions of the Statutes, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regards to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided that the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferential rights for any loss they may suffer by the lawful payment of an interim or fixed dividend on any shares having deferred or non-preferred rights.

192	Dividends paid on amounts paid up on shares

Except as otherwise provided by these Articles or the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly. In any other case, dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article, no amount paid up on a share in advance of a call shall be regarded as paid up on the share.

193	Payment of dividends in other currencies

Except as otherwise provided by the rights attached to the shares, dividends may be declared or paid in any currency. The Directors may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amounts to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

194	Dividends in specie

By ordinary resolution a general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets and in particular of paid-up shares or debentures of another company. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they see fit and, in particular, may issue fractional certificates (or ignore fractions); may fix the value for distribution of any assets; may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members; and may vest any assets in trustees on trust for the persons entitled to the dividends.

195	Method of payment of dividends

195.1	The Company may pay any dividend or other money payable in respect of a share by cheque, warrant, or money order and which may be sent by post to:

195.1.1	the registered address of the person entitled; or

195.1.2	if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder or otherwise by operation of law, to the registered address of that one of those persons who is first named in the register of members or if not yet entered in the register to such of those persons whose surname stands alphabetically first; or

195.1.3	to such person and to such address as the person or persons entitled may in writing direct and upon which direction the Company is entitled to rely.

195.2	Any dividend or other money payable in respect of a share may also be paid by any other method (including direct debit or bank or other funds transfer to an account designated in writing by the person entitled to the payment) as the Directors consider appropriate.

195.3	In the case of uncertificated shares, a payment of dividend or other money payable in respect or a share may be made by means of or in a manner consistent with a relevant system subject to any procedures established by the Directors to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election.

196	Payments made at risk of recipient

Every cheque, warrant or money order sent by post is sent at the risk of the person or persons entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment. A replacement cheque, warrant or money order or further payment by other method, may be issued subject to compliance with such conditions as to evidence and to indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit.

197	Addresses of payment

Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled (in the case of joint holders, all of them) may in writing direct and payment of the cheque, warrant or order or, in the case of uncertificated shares, payment in accordance with the facilities and requirements of the relevant system concerned, shall be a good discharge to the Company.

198	Joint holders to give good receipt

Any joint holder or other person jointly entitled to a share as aforesaid may give good receipt for any dividend or other money payable in respect of the share.

199	No dividend to bear interest

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

200	Deduction from dividends of calls on shares

The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share any moneys presently payable by him to the Company in respect of that share and apply the same in or towards satisfaction of such moneys payable to the Company.

201	Persons entitled by transmission

The Directors may retain the dividends payable upon shares in respect of which a person is, under the provisions of these Articles relating to the transmission of shares by death, bankruptcy or otherwise by operation of law, entitled to become a member, or to transfer such shares, until such person shall provide such evidence of his right to become a member in respect of such shares or until the shares are transferred.

202	Uncashed dividends

If in respect of a dividend or other moneys payable to a member in respect of a share a cheque, dividend warrant or money order has been returned undelivered or remains uncashed, or a transfer made by a bank or other funds transfer system is not accepted, in respect of at least two consecutive dividends payable on the share or in respect of one dividend, and reasonable enquiries have failed to establish a new address or account of the person entitled to the payment, the Company is not obliged to send or transfer the dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose.

203	Unclaimed dividends

Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited, revert to and cease to remain owing by the Company.

204	Scrip dividends

Subject to approval by the Company at any annual general meeting, the Directors may, in respect of any dividend declared or proposed to be declared at any time prior to or at the next following annual general meeting (and provided that an adequate number of unissued shares authorised for issue is available for the purpose), resolve and announce that shareholders (excluding the Company holding shares as treasury shares) will be entitled to elect to receive in lieu of such dividend (or part thereof) an allotment of additional shares credited as fully paid. Any such announcement shall, where practicable, be made prior to the announcement of the dividend in question and any related information as to the Company’s profits for such financial period or part thereof. In the event that such an announcement is made at the same meeting as the announcement of the dividend to which it relates, the announcement of the dividend shall be deemed to take effect at the end of that meeting. In any such case the following provisions shall apply:

204.1	the resolution may specify a particular dividend, or may specify all or any dividends declared or paid within a specified period, but such period of entitlement to receive shares in lieu shall end not later than the beginning of the annual general meeting in the fifth year following that in which such resolution is passed;

204.2	the basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient (without rounding up fractional entitlements), the value of the additional shares to be allotted in lieu of any amount of dividend, calculated by reference to the average quotation of the additional shares (including any fractional entitlement) or the nominal amount of the new shares if greater, shall equal the amount of the dividend which would otherwise have been received by the holder. For such purpose the “average quotation” of a share shall be, where the shares of that class have been admitted to the Official List of the UK Listing Authority, the average of the middle market quotations of the shares on the London Stock Exchange (as derived from the Daily Official List of the UK Listing Authority) on each of the first five consecutive business days on which such shares are quoted ex the relevant dividend (or such other dates as the Directors may deem appropriate to take account of any subsequent issue of shares by the Company) or shall be determined by or in accordance with the resolution declaring the payment of the scrip dividend. A certificate or report by the Auditors as to the amount of the average quotation in respect of any dividend shall be conclusive evidence of that amount;

204.3	the Directors shall make any provision they consider appropriate in relation to an allotment made or to be made under this Article 204, whether before or after the passing of a relevant resolution including, without limitation, giving notice in writing to the members of the right of election accorded to them; sending forms of election (whether in respect of a particular dividend or dividends generally); specifying the procedure to be followed for making or revoking elections; specifying the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective (provided that the Directors need not give such notice to a shareholder who has previously made and has not revoked an earlier election to receive shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be made);

204.4	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect of which the share election has been duly exercised (the “elected shares”), instead of which additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined in accordance with Article 204.2. For such purpose the Directors shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account, whether or not available for distribution, as the Directors may determine, a sum equal to the aggregate nominal amount of additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

204.5	the additional shares so allotted shall rank pari passu in all respects with the fully paid shares in issue on the record date for the dividend in respect of which the right of election has been offered, save only as regards participation in the relevant dividend (or share election in lieu) or other entitlement which has been declared or paid by reference to that record date;

204.6	the Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or down or the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter into, on behalf of all the members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned;

204.7	notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash after all and if they so determine then all elections made shall be disregarded. The dividend shall be payable wholly in cash if the ordinary share capital of the Company ceases to be listed on the Official List of the UK Listing Authority or if permission lapses or is withdrawn for the ordinary share capital of the Company to be dealt on the London Stock Exchange at any time prior to the due date of issue of the additional shares or if the listing or dealing is suspended and not reinstated by the date immediately preceding the due date of such issue; and

204.8	the Directors may on occasion determine that rights of election shall not be made available to any members with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of rights of election would or might be unlawful and in such event the provisions aforesaid shall be read and construed subject to such determination, or the Directors may sell on behalf of such members any shares which they would otherwise be entitled to receive and pay the member the proceeds of such sale. The Directors may also on any occasion determine that every duly effective election shall be binding on every successor in title to any elected shares.

CAPITALISATION OF PROFITS

205	Directors may capitalise undistributed profits and apply to pay up unpaid shares or to pay up unissued shares

Subject to the Statutes the Directors may with the authority of an ordinary resolution of the Company:

205.1	subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve);

205.2	appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend, and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other. However, for the purposes of this Article: (i) the share premium account, the capital redemption reserve, and other undistributable reserves and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be issued to members credited as fully paid (bonus shares); and (ii) where the amount capitalised is applied in paying up in full unissued shares, the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by the Company as treasury shares, and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly;

205.3	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as the latter shares remain partly paid, rank for dividend only to the extent that the partly paid shares rank for dividend;

205.4	make such provision as they think fit to resolve a difficulty arising in the distribution of a capitalised reserve (including where the Directors believe that the distribution to any member would or might involve the contravention of the laws of any territory or that for any other reason it should not be made to him) and in particular, without limitation, where shares or debentures become distributable in fractions the Directors may issue fractional certificates, disregard fractions or sell to any person (including, subject to the provisions of the Statutes, the Company) the shares representing the fractions for the best price reasonably obtainable and distribute the net proceeds of sale (subject to retention by the Company of amounts not exceeding £3, the cost of distribution of which would be disproportionate to the amounts involved) in due proportion among those members. For the purpose of giving effect to such sale the

Directors may authorise some person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser thereof. The transferee shall not be bound to see to the application of the consideration nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale;

205.5	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation, or the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on the existing shares, any agreement made under such authority being binding on all such members; and

205.6	generally do all acts and things required to give effect to such resolution as aforesaid.

206	Directors may capitalise to pay up unpaid shares under options

206.1	Where, pursuant to an employees’ share scheme, the Company has granted options to subscribe for shares on terms which provide, inter alia, for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then, subject to the provisions of the Statutes, the Directors may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 205 to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly.

206.2	The provisions of Articles 205.3 to 205.6 above shall apply mutatis mutandis to this Article 206 (but as if the authority of an ordinary resolution of the Company were not required).

RECORD DATES

207	Directors may set a record date

Notwithstanding any other provision of these Articles but subject always to the 1985 Act, the Company or the Directors may by resolution specify any date (the “Record Date”) as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such Record Date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced, but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

ACCOUNTS

208	Keeping and inspection of accounting records

208.1	The Directors shall ensure that all accounting records are kept in accordance with the Statutes.

208.2	The accounting records of the Company shall at all times be open for inspection by the Directors or the Secretary. No member (other than a Director) shall have any right of inspecting any accounting record or other document of the Company except as conferred by statute, as ordered by a court of competent jurisdiction or as authorised by the Directors or by ordinary resolution of the Company.

209	Accounts to be sent to members

A copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be attached or annexed thereto) and of the Directors’ and Auditors’ reports shall, not less than twenty one days before the date of the meeting before which they are to be laid in accordance with the Statutes, be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles, provided that this Article 209 shall not require a copy of these documents to be sent to more than one of joint holders or to any person who is entitled to receive notices of meetings and of whose address the Company is not aware, although such persons shall be entitled to receive a copy free of charge on application at the office.

210	Copy of accounts to be sent to regulators

Whenever a listing or quotation on any stock exchange for all or any of the shares or debentures or other securities of the Company shall for the time being be in force, there shall be forwarded to the appropriate officer of such stock exchange such number of copies of such documents as may for the time being be required under its regulations or practice.

211	Summary financial statement permissible

Notwithstanding the provisions of Article 209, the Company shall, subject to it complying with any requirements laid down by the Statutes or any regulations made thereunder, be entitled to send out under section 251 of the 1985 Act a summary financial statement in the form specified by any regulations made under that section. Where it does so, the statement shall be delivered or sent by post not less than twenty one days before the date of the meeting before which they are to be laid in accordance with the Statutes.

AUDITORS

212	Validity of Auditor’s acts

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

213	Auditors right to attend general meeting

The Auditors shall be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns them as Auditors.

NOTICES

214	Methods of giving notice

214.1	Any notice to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors or of a committee of the Directors) shall be in writing or shall be given using electronic communication to an address for the time being notified for that purpose to the person giving the notice. In this Article and the next, “address”, in relation to electronic communication includes any number or address used for the purposes of such communication.

214.2	The Company may give any notice to a member either personally or by sending it by post in a pre-paid envelope addressed to the member at his registered address or by leaving it at that address or another address notified for that purpose or by giving it using electronic communication to an address for the time being notified to the Company by the member.

214.3	In the case of a joint holder, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

214.4	A member (or in the case of joint holders, the person first named on the register) whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communication shall be entitled to have notices given to him at the address, but otherwise no such member shall be entitled to receive any notice from the Company.

214.5	The signature on any notice required to be given by the Company may be typed or printed or otherwise written.

215	Members present shall be deemed to have notice

A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

216	Persons entitled to shares shall become bound by notices

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title; but this Article does not apply to a notice served under section 212 of the 1985 Act.

217	When notice is given

A notice sent by post shall be deemed to have been given on the day following that on which the envelope containing the notice was posted if pre-paid as first class post and within 48 hours if pre-paid as second class post after it has been posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that notice was given. A notice contained in an electronic communication shall be deemed to be given at the expiration of 48 hours after the time it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that notice was given. A notice not sent by post but left at a registered address or address for service in the United Kingdom is deemed to be given on the day it is left. A notice given by newspaper advertisement shall be deemed to have been served at noon on the day on which the advertisement appears.

218	Notice to persons entitled by transmission

A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member or by operation of law by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description, at the address, if any, within the United Kingdom, or electronic address, supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or transfer by operation of law had not occurred.

219	Notices not to be sent where cheques returned undelivered

If the Company has suspended the despatch of cheques or warrants to any member or other person entitled thereto in accordance with the provisions of these Articles or, if on two consecutive occasions notices have been sent through the post, or electronically, to any member or other person entitled thereto at his registered address or address for service but have been returned undelivered, such member or other person entitled thereto shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the office a new registered address or address within the United Kingdom or an address to which electronic communication can be sent for the service of notices.

220	Notice sufficiently given by advertisement in one national newspaper

Any notice required to be given by the Company to the members or any of them, and not expressly provided for by or pursuant to these Articles, shall be sufficiently given if given by advertisement inserted once in at least one national daily newspaper with circulation in the United Kingdom.

221	Notice in event of suspended postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least one national daily newspaper with circulation in the United Kingdom and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post or by electronic communication to an address for the time being notified by the Company by the Member for such purposes if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

222	Statutory requirements as to notices

Nothing in the preceding Articles 214 to 221 shall affect any requirement of the Statutes that any particular offer notice or other document be served in any particular manner.

WINDING UP

223	Directors’ power to petition

The Directors shall have the power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

224	Liquidator may divide up assets and vest in trustees

If the Company is wound up (whether the liquidation is voluntary, under supervision or by the Court), the liquidator may, with the sanction of an extraordinary resolution and any other sanction required by the Statutes, divide among the members (excluding the Company holding shares as treasury shares) in specie the whole or any part of the assets of the Company and may, for the purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like authority determine, and the liquidation may be closed and the Company dissolved, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

225	Directors and secretaries may be indemnified subject to the Statutes

Subject to the provisions of the Statutes, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article 225 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 225 or any element of it, to be treated as void under the 1985 Act or otherwise under the Statutes.

226	Power to purchase and maintain insurance

Without prejudice to the provisions of Article 225, the Directors shall have power to purchase and maintain, at the cost of the Company, insurance for, or for the benefit of, any persons who are or were at any time Directors, officers or employees of the Company, or of any other company or undertaking which is (a) the holding company or parent undertaking of the Company or (b) a subsidiary or subsidiary undertaking of the Company or of such holding company or parent undertaking or any such holding company or parent undertaking or subsidiary or subsidiary undertaking or in which the Company or such holding company or parent undertaking or subsidiary or subsidiary undertaking has any interest whether directly or indirectly, or who are or were at any time trustees of any retirement benefits scheme or employees’ share scheme in which employees of the Company or of any such other company or undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company or undertaking, retirement benefits scheme or employees’ share scheme.